EXHIBIT 99.2

Quarterly Supplemental Information
June 30, 2015

Corporate Headquarters	Institutional Analyst Contact	Investor Relations
11695 Johns Creek Parkway, Suite 350	Telephone: 770.418.8592	Telephone: 866.354.3485
Johns Creek, GA 30097	research.analysts@piedmontreit.com	investor.services@piedmontreit.com
Telephone: 770.418.8800		www.piedmontreit.com

Piedmont Office Realty Trust, Inc.
Quarterly Supplemental Information

Notice to Readers:
Please refer to page 48 for a discussion of important risks related to the business of Piedmont Office Realty Trust, Inc., as well as an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information. Considering these risks, uncertainties, assumptions, and limitations, the forward-looking statements about leasing, financial operations, leasing prospects, etc. contained in this quarterly supplemental information report might not occur.

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation. In addition, many of the schedules herein contain rounding to the nearest thousands or millions and, therefore, the schedules may not total due to this rounding convention. Prior to the second quarter of 2014, when the Company sold properties or was under a binding contract to sell properties, it restated historical income statements with the financial results of the sold or under contract assets presented in discontinued operations.

Piedmont Office Realty Trust, Inc.
Corporate Data

Piedmont Office Realty Trust, Inc. (also referred to herein as "Piedmont" or the "Company") (NYSE: PDM) is an owner, manager, developer and operator of high-quality, Class A office properties located in select sub-markets of major U.S. cities. Its geographically-diversified, approximately $6 billion portfolio is comprised of 21 million square feet. The Company is a fully-integrated, self-managed real estate investment trust ("REIT") with local management offices in each of its major markets and is investment-grade rated by Standard & Poor’s and Moody’s. Piedmont is headquartered in Atlanta, GA.

This data supplements the information provided in our reports filed with the Securities and Exchange Commission and should be reviewed in conjunction with such filings.

	As of	As of
	June 30, 2015	December 31, 2014
Number of consolidated office properties (1)	71	74
Rentable square footage (in thousands) (1)	20,966	21,471
Percent leased (2)	88.8%	87.7%
Capitalization (in thousands):
Total debt - principal amount outstanding	$2,325,452	$2,279,787
Equity market capitalization (3)	$2,670,746	$2,907,466
Total market capitalization (3)	$4,996,198	$5,187,253
Total debt / Total market capitalization (3)	46.5%	43.9%
Total debt / Total gross assets	38.8%	38.2%
Common stock data
High closing price during quarter	$18.99	$20.00
Low closing price during quarter	$16.89	$17.61
Closing price of common stock at period end	$17.59	$18.84
Weighted average fully diluted shares outstanding during quarter (in thousands)	153,757	154,420
Shares of common stock issued and outstanding (in thousands) at period end	151,833	154,324
Annual dividend per share (4)	$0.83	$0.81
Rating / outlook
Standard & Poor's	BBB / Stable	BBB / Stable
Moody's	Baa2 / Stable	Baa2 / Stable
Employees	134	130

(1)
As of June 30, 2015, our consolidated office portfolio consisted of 71 properties (exclusive of our equity interest in one property owned through an unconsolidated joint venture, one property under development, and one property that was taken out of service for redevelopment on January 1, 2014, 3100 Clarendon Boulevard in Arlington, VA). During the first quarter of 2015, we sold 3900 Dallas Parkway, a 120,000 square foot office building located in Plano, TX, and acquired Park Place on Turtle Creek, a 178,000 square foot office building located in Dallas, TX. During the second quarter of 2015, we sold 5601 Headquarters Drive, a 166,000 square foot office building located in Plano, TX, River Corporate Center, a 133,000 square foot office building located in Tempe, AZ, and Copper Ridge Center, a 268,000 square foot office building located in Lyndhurst, NJ. For additional detail on asset transactions, please refer to page 37.

(2)
Calculated as leased square footage plus square footage associated with executed new leases for currently vacant spaces divided by total rentable square footage, all as of the relevant date, expressed as a percentage. This measure is presented for our consolidated office properties and excludes unconsolidated joint venture properties, one development property, and one out of service property. Please refer to page 27 for additional analyses regarding Piedmont's leased percentage.

(3)	Reflects common stock closing price as of the end of the reporting period.
(4)	Total of the per share dividends paid over the prior four quarters.

Piedmont Office Realty Trust, Inc.
Investor Information

Corporate
11695 Johns Creek Parkway, Suite 350
Johns Creek, Georgia 30097
770.418.8800
www.piedmontreit.com

Executive Management

Donald A. Miller, CFA	Robert E. Bowers	Laura P. Moon	Raymond L. Owens
Chief Executive Officer, President	Chief Financial Officer and Executive	Chief Accounting Officer and	Executive Vice President,
and Director	Vice President	Senior Vice President	Capital Markets

Joseph H. Pangburn	Thomas R. Prescott	Carroll A. Reddic, IV	Robert K. Wiberg
Executive Vice President,	Executive Vice President,	Executive Vice President,	Executive Vice President,
Southwest Region	Midwest Region	Real Estate Operations and Assistant	Mid-Atlantic Region and
		Secretary	Head of Development

Board of Directors

Michael R. Buchanan	Wesley E. Cantrell	William H. Keogler, Jr.	Barbara B. Lang
Director and Chairman of the	Director and Chairman of	Director	Director
Board of Directors	Governance Committee

Frank C. McDowell	Donald A. Miller, CFA	Raymond G. Milnes, Jr.	Jeffery L. Swope
Director, Vice Chairman of the	Chief Executive Officer, President	Director and Chairman of	Director and Chairman of
Board of Directors and Chairman	and Director	Audit Committee	Capital Committee
of Compensation Committee

Transfer Agent	Corporate Counsel

Computershare	King & Spalding
P.O. Box 30170	1180 Peachtree Street, NE
College Station, TX 77842-3170	Atlanta, GA 30309
Phone: 866.354.3485	Phone: 404.572.4600

Piedmont Office Realty Trust, Inc.
Financial Highlights
As of June 30, 2015

Financial Results (1)

Funds from operations (FFO) for the quarter ended June 30, 2015 was $59.6 million, or $0.39 per share (diluted), compared to $57.7 million, or $0.37 per share (diluted), for the same quarter in 2014. FFO for the six months ended June 30, 2015 was $119.6 million, or $0.78 per share (diluted), compared to $115.8 million, or $0.75 per share (diluted), for the same period in 2014. The increase in FFO for the three months and the six months ended June 30, 2015 as compared to the same periods in 2014 was primarily attributable to operating income contributions from 1) the commencement of several new leases, most notably the 222,000 square foot lease with Epsilon Data Management at 6021 Connection Drive in Irving, TX and the 174,000 square foot lease with Integrys at Aon Center in Chicago, IL, 2) new or renewal leases under which operating expense recovery abatements have expired, and 3) net property acquisitions completed since the beginning of 2014, all of which were partially offset by 4) lower non-recurring casualty and litigation insurance recoveries in 2015 over that received in 2014, as well as 5) increased general and administrative expense in 2015 primarily related to higher performance-based compensation expense.

Core funds from operations (Core FFO) for the quarter ended June 30, 2015 was $59.8 million, or $0.39 per share (diluted), compared to $56.6 million, or $0.37 per share (diluted), for the same quarter in 2014. Core FFO for the six months ended June 30, 2015 was $119.9 million, or $0.78 per share (diluted), compared to $111.7 million, or $0.72 per share (diluted), for the same period in 2014. Core FFO is defined as FFO with incremental adjustments for certain non-recurring items such as net insurance recoveries or losses from casualty events and litigation settlements, acquisition-related costs and other significant non-recurring items. The majority of the change in Core FFO for the three months and the six months ended June 30, 2015 as compared to the same periods in 2014 was attributable to the items described above for changes in FFO, with the primary exception of non-recurring insurance recoveries, which are not included in Core FFO.

Adjusted funds from operations (AFFO) for the quarter ended June 30, 2015 was $45.7 million, or $0.30 per share (diluted), compared to $23.1 million, or $0.15 per share (diluted), for the same quarter in 2014. AFFO for the six months ended June 30, 2015 was $91.3 million, or $0.59 per share (diluted), compared to $55.1 million, or $0.36 per share (diluted), for the same period in 2014. The increase in AFFO for the three months and the six months ended June 30, 2015 as compared to the same periods in 2014 was primarily related to the items described above for changes in FFO and Core FFO, as well as lesser amounts of straight line rent adjustments and non-incremental capital expenditures in 2015 when compared to 2014. Piedmont experienced a period of high lease expirations from 2011 to 2013. Given the competitive leasing environment over the last several years, many of the leases that the Company entered into during that period included rental abatements, which typically occur at the beginning of a new lease's term. Most of the new or renewal leases with rental abatements are in the early stages of the new leases' terms, resulting in temporarily higher straight line rent adjustments for Piedmont. As the rental abatement periods continue to expire, the straight line rent adjustments will continue to decrease. The higher non-incremental capital expenditures in 2014 when compared to 2015 were also related to the high volume of lease transactions completed during the period from 2011 to 2013; the decrease in non-incremental capital expenditures in 2015 is reflective of the end of this high lease expiration and re-leasing period.

The changes in per share amounts of FFO, Core FFO and AFFO for the three months and the six months ended June 30, 2015 as compared to the same periods in 2014 were also impacted by the reduced weighted average shares outstanding in 2015 as a result of the Company's stock repurchase program. Since the beginning of 2014, Piedmont has repurchased 5.8 million shares at an average price of $16.96 per share.

Operations & Leasing

On a square footage leased basis, our total office portfolio was 88.8% leased as of June 30, 2015, as compared to 88.8% in the prior quarter and 87.0% a year earlier. Please refer to page 27 for additional leased percentage information.

The weighted average remaining lease term of our portfolio was 7.1 years(2) as of June 30, 2015 as compared to 7.1 years at December 31, 2014.

(1)
FFO, Core FFO and AFFO are supplemental non-GAAP financial measures. See page 39 for definitions of non-GAAP financial measures. See pages 15 and 41 for reconciliations of FFO, Core FFO and AFFO to Net Income.

(2)
Remaining lease term (after taking into account leases for vacant spaces which had been executed but not commenced as of June 30, 2015) is weighted based on Annualized Lease Revenue, as defined on page 39.

As previously disclosed, Piedmont commenced the redevelopment of its 3100 Clarendon Boulevard property, a 262,000 square foot office and retail property located in Arlington, VA, during the first quarter of 2014. The building's retail tenants have remained in occupancy during the redevelopment. Therefore, from an accounting standpoint, the office component of the building was taken out of service and the retail portion of the building, comprised of approximately 28,000 square feet, remained in service during the redevelopment. However, for the purposes of statistical reporting throughout this supplemental report, the entire building has been removed from Piedmont's operating portfolio. For additional information regarding the redevelopment of 3100 Clarendon Boulevard, please refer to the Financing and Capital Activity section within the Financial Highlights of this report.

During the three months ended June 30, 2015, the Company completed 572,000 square feet of total leasing. Of the total leasing activity during the quarter, we signed renewal leases for approximately 246,000 square feet and new tenant leases for approximately 325,000 square feet. During the six months ended June 30, 2015, we completed 1,389,000 square feet of leasing for our consolidated office properties, consisting of 689,000 square feet of renewal leases and 700,000 square feet of new tenant leases. The average committed tenant improvement cost per square foot per year of lease term for renewal leases signed at our consolidated office properties during the six months ended June 30, 2015 was $2.71 and the same measure for new leases was $4.26 (see page 33).

During the three months ended June 30, 2015, we executed seven leases greater than 20,000 square feet with lengths of term of more than one year at our consolidated office properties. Information on those leases is set forth below.

Tenant	Property	Property Location	Square Feet Leased	Expiration Year	Lease Type
Continental Casualty Company	500 TownPark (1)	Lake Mary, FL	108,000	2030	New
AT&T Illinois	Aon Center	Chicago, IL	77,921	2029	Renewal
Norris, McLaughlin & Marcus, P.A.	400 Bridgewater Crossing	Bridgewater, NJ	61,642	2029	New
Nixon & Vanderhye, P.C.	Arlington Gateway	Arlington, VA	46,531	2027	Renewal
Coworkrs	60 Broad Street	New York, NY	40,000	2033	New
International Republican Institute	1225 Eye Street	Washington, DC	38,092	2027	Renewal
Jones Day	150 West Jefferson	Detroit, MI	20,789	2021	New

As of June 30, 2015, there were two tenants whose leases were scheduled to expire during the eighteen month period following the end of the second quarter of 2015 which individually contributed greater than 1% in net Annualized Lease Revenue ("ALR"). Information regarding the leasing status of the spaces associated with these tenants' leases is presented below.

Tenant	Property	Property Location	Net Square Footage Expiring	Net Percentage of Current Quarter Annualized Lease Revenue Expiring (%)	Expiration	Current Leasing Status
KeyBank	2 Gatehall Drive	Parsippany, NJ	200,000	1.1%	Q1 2016	The tenant is not expected to renew its lease. The space is actively being marketed for lease.
Harcourt	Braker Pointe III	Austin, TX	195,230	1.1%	Q2 2016	The primary tenant is not expected to renew its lease. Discussions with current subtenants for direct leases are ongoing. The Company is actively marketing the remainder of the space for lease.

(1)	500 TownPark is a property that is under development by Piedmont. Please find additional information on 500 TownPark under the Development heading below.

Future Lease Commencements and Abatements

As of June 30, 2015, our overall leased percentage was 88.8% and our economic leased percentage was 82.4%. The difference between overall leased percentage and economic leased percentage is attributable to two factors:

1.
leases which have been contractually entered into for currently vacant spaces but have not yet commenced (amounting to approximately 552,000 square feet of leases as of June 30, 2015, or 2.7% of the office portfolio); and

2.
leases which have commenced but the tenants have not commenced paying full rent due to rental abatements (amounting to 1.1 million square feet of leases as of June 30, 2015, or a 3.7% impact to leased percentage on an economic basis).

Piedmont focuses much of its marketing efforts on large corporate office space users. The average size of lease in the Company's portfolio is approximately 27,000 square feet. Due to the large size and length of term of new leases, Piedmont typically signs leases several months in advance of their anticipated lease commencement dates. Presented below is a schedule of uncommenced leases greater than 50,000 square feet and their anticipated commencement dates. Lease renewals are excluded from this schedule.

Tenant	Property	Property Location	Square Feet Leased	Space Status	Estimated Commencement Date	New / Expansion
Liberty Mutual Insurance Company	Suwanee Gateway One	Suwanee, GA	59,579	Vacant	Q3 2015	New
Lockton Companies	500 West Monroe Street	Chicago, IL	52,201	Vacant	Q3 2015	New
United States of America (Corporation for National and Community Service)	One Independence Square	Washington, DC	84,606	Vacant	Q4 2015	New
Norris, McLaughlin & Marcus, P.A.	400 Bridgewater Crossing	Bridgewater, NJ	61,642	Not Vacant	Q4 2016	New
Continental Casualty Company	500 TownPark	Lake Mary, FL	108,000	Under Development	Q1 2017	New

Due to the current economic environment, many recently negotiated leases provide for rental abatement concessions to tenants. Rental abatements typically occur at the beginning of a new lease's term. Since the Company's IPO in 2010, Piedmont has signed approximately 15.9 million square feet of leases within its consolidated office portfolio. Due to the large number of new leases in the Company's portfolio, abatements provided under those new leases have impacted the Company's current cash net operating income and AFFO. Presented below is a schedule of leases with abatements of greater than 50,000 square feet that are either currently under abatement or will be so within the next twelve months.

Tenant	Property	Property Location	Square Feet	Remaining Abatement Schedule	Lease Expiration
GE Capital	500 West Monroe Street	Chicago, IL	53,283	December 2014 through June 2015 (26,317 square feet); March 2015 through March 2016 (26,966 square feet)	Q4 2027
Advanced Micro Devices	90 Central Street	Boxborough, MA	107,244	March through November 2015	Q4 2020
Catamaran	Windy Point II	Schaumburg, IL	50,686	March 2015 through April 2016	Q1 2025
Integrys	Aon Center	Chicago, IL	160,423	May through September 2015 and 2016	Q2 2029
AT&T Illinois	Aon Center	Chicago, IL	75,113	July through December 2015; August 2017 through January 2018	Q3 2029
Liberty Mutual Insurance Company	Suwanee Gateway One	Suwanee, GA	59,579	July through October 2015	Q4 2020
Lockton Companies	500 West Monroe Street	Chicago, IL	52,201	August 2015 through July 2016	Q3 2026
Americredit	Chandler Forum	Chandler, AZ	149,863	September 2015 (78,182 square feet); January 2016 (149,863 square feet); September 2016 and 2017 (99,213 square feet)	Q1 2022
Comcast	Windy Point I	Schaumburg, IL	72,513	October 2015 through February 2016	Q1 2023
Nestle	800 North Brand Boulevard	Glendale, CA	400,892	December 2015 through March 2016	Q1 2021
Aon	Aon Center	Chicago, IL	382,076	January through May 2016	Q4 2028
DDB Needham	Aon Center	Chicago, IL	187,000	January 2016 through June 2018	Q2 2018
United States of America (Corporation for National and Community Service)	One Independence Square	Washington, DC	84,606	January 2016 through June 2017	Q4 2030
Miller Canfield	150 West Jefferson	Detroit, MI	69,974	January 2016	Q2 2026
Thoughtworks	Aon Center	Chicago, IL	52,529	January through March 2016 and 2017	Q4 2023
Mitsubishi Hitachi Power Systems	400 TownPark	Lake Mary, FL	75,321	February and March 2016, 2017 and 2018	Q1 2026
Norris, McLaughlin & Marcus, P.A.	400 Bridgewater Crossing	Bridgewater, NJ	61,642	November 2016 through February 2017; October through December 2017 and 2018; November through December 2019	Q4 2029

Financing and Capital Activity

As of June 30, 2015, our ratio of debt to total gross assets was 38.8%. This debt ratio is based on total principal amount outstanding for our various loans at June 30, 2015.
On April 28, 2015, the Board of Directors of Piedmont declared a dividend for the second quarter of 2015 in the amount of $0.21 per common share outstanding to stockholders of record as of the close of business on May 29, 2015. The dividend was paid on June 19, 2015. The Company's dividend payout percentage for the six months ended June 30, 2015 was 54% of Core FFO and 71% of AFFO.

Dispositions (1)
Among Piedmont's strategic objectives is to harvest capital through the disposition of non-core assets, assets where returns have been maximized, and assets located in non-strategic submarkets and to redeploy the proceeds from those sales into new investment opportunities with higher overall return prospects in selected markets in which we have, or plan to have, a significant presence and that otherwise meet our strategic criteria. During the second quarter of 2015, the Company continued to execute on its strategic plan with the completion of three property sales and the signing of two binding sales contracts. Additional information on this activity is as follows:

•
On April 28, 2015, Piedmont completed the sale of 5601 Headquarters Drive, a 166,000 square foot, single-tenant, 100% leased office building located in Plano, TX, for $33.7 million, or $203 per square foot. Piedmont recorded an $8.0 million gain on the sale of the asset.

•
On April 29, 2015, Piedmont completed the sale of River Corporate Center, a 133,000 square foot, single-tenant, 100% leased office building located in Tempe, AZ, for $24.6 million, or $185 per square foot. Piedmont recorded a $5.3 million gain on the sale of the asset.

•
On May 1, 2015, Piedmont completed the sale of Copper Ridge Center, a 268,000 square foot office building located in Lyndhurst, NJ. The sale price was $50.6 million, or $189 per square foot. Piedmont recorded a $13.3 million gain on the sale of the asset. As part of the sale transaction, Piedmont provided seller financing in the amount of $45.4 million at an interest rate of 8.45%. The interest-only loan matures December 31, 2015; however, there are two six-month extension options available to the borrower, the exercise of each of which requires the payment of an extension fee and the giving of proper written notice.

•
On June 16, 2015, Piedmont entered into a binding contract to sell Eastpoint I and II, sister buildings with a combined approximately 171,000 square feet that are 91% leased, located in Mayfield Heights, OH. The sale price is $18.5 million, or $108 per square foot; the transaction closed on July 28, 2015. The sale of the properties marks Piedmont's exit from the Cleveland, OH, market.

•
On June 26, 2015, Piedmont entered into a binding contract to sell 3750 Brookside Parkway located in Alpharetta, GA. The property is a two-story, 91% leased, 105,000 square foot office building built in 2001. The sale price is $14.1 million, or $134 per square foot, with an anticipated closing date of August 10, 2015.

For additional information on dispositions, please refer to page 37.

Acquisitions
On June 2, 2015, Piedmont completed the purchase of 4.7 acres of land adjacent to its Two Pierce Place office building located in Itasca, IL for $3.7 million. The land was purchased to provide additional parking spaces for the Two Pierce Place building. Construction on the parking lot began during the second quarter of 2015 and is anticipated to be completed during the third quarter of 2015. Based on initial parking plans, over 400 additional surface parking stalls can be constructed, increasing the parking ratio from approximately 2.9 per 1,000 rentable square feet to 3.8 per 1,000 rentable square feet.

Finance
On June 18, 2015, Piedmont closed on a new $500 million unsecured line of credit. The new revolver replaced the Company's prior credit facility of equal size at a more favorable interest rate and an extended term. The new revolver has a term of four years, with two six-month extension options, for a total potential term of five years; the final extended maturity date of June 18, 2020, is approximately three years beyond that of the prior facility. The unsecured line of credit has the option to bear interest at varying levels based on (i) the London Interbank Offered Rate (“LIBOR”) or (ii) the Base Rate, defined as the greater of the prime rate, the federal funds rate plus 0.5%, or LIBOR for a one-month period plus one percent. The interest rate for LIBOR-based loans is LIBOR + 100.0 basis points and the annual facility fee is 20.0 basis points. The facility is structured to allow for an increase in size up to a total commitment of $1.0 billion at the election of Piedmont; however, no existing bank has an obligation to participate in any such increase. The loan syndicate consists of a total of 11 major banks. The Company's previous revolver was terminated concurrently with the closing of the new facility.

(1)
On April 1, 2014, Piedmont early-adopted the provisions of Financial Accounting Standards Board ASU 2014-08. As such, Piedmont will no longer reclassify to discontinued operations the operating income associated with newly-sold single assets or small portfolios which do not represent a strategic shift or significant impact on Piedmont's future operations. There will be no restatement for prior periods and all operating income associated with assets either sold or under binding contract to sell as of the end of the first quarter of 2014 will continue to be reflected in discontinued operations. Assuming future sales do not meet the new criteria for reclassification as discontinued operations, such future sales will not be presented in discontinued operations.

On April 10, 2015, Piedmont repaid a $105 million mortgage secured by its US Bancorp Center building located in Minneapolis, MN. The loan, which had a May 11, 2015, maturity date, was open to prepayment without yield maintenance requirements.

On June 23, 2015, Piedmont entered into a $160 million mortgage with The Prudential Insurance Company of America, secured by 1901 Market Street located in Philadelphia, PA. The interest-only loan bears interest at 3.48% per year and matures on July 5, 2022. Subject to the terms of the loan agreement, the property may be transferred one time subject to the loan. Additionally, the loan may be prepaid with 30 days written notice, subject to a prepayment penalty in certain circumstances. The proceeds of the mortgage were used to pay down outstanding borrowings on the $500 million unsecured line of credit. Considering the repayment of the $105 million mortgage earlier in the quarter, the amount of secured debt as a percentage of total debt remained low at 22% as of June 30, 2015.

In anticipation of paying off two maturing mortgages and considering the historically-low interest rate environment, Piedmont entered into several ten-year forward-starting swaps during the first quarter of 2015 for a total notional amount of $250 million for a planned 2016 financing. Through the swaps, the Company has effectively locked the treasury interest rate component of the targeted future financing. At current swap spread levels, the treasury component for a possible 2016 debt issuance maturing in 2026 was effectively locked at approximately 2.22%.

Development
During the first quarter of 2014, Piedmont commenced the redevelopment of its 3100 Clarendon Boulevard property, a 262,000 square foot office and retail property located adjacent to the Clarendon Metrorail Station in Arlington, VA. Until the end of 2013, the property had been predominantly leased to the United States of America (Defense Intelligence Agency) for the previous 15+ years. The expiration of the U.S. Government's lease afforded Piedmont the opportunity to upgrade and reposition the property in order to attract private sector tenants and to capture the incremental value potential for the location (attributable primarily to nearby amenities desirable to tenants, including housing, retail, and Metrorail transportation). The project remains on schedule; a majority of the redevelopment relates to the office tower and is complete. The retail portion of the redevelopment is underway and should be completed in 2015. From an accounting standpoint, during the redevelopment, the office component of the building has been out of service and the retail portion of the building, comprised of approximately 28,000 square feet, has remained in service. However, for the purposes of statistical reporting on the Company's assets in this supplemental report, the entire building has been removed from Piedmont's operating portfolio. It is anticipated that the total costs to redevelop the building (exclusive of capitalized implied financing costs) will be approximately $33 million, approximately $25.8 million of which had been recorded in work in progress as of June 30, 2015. Following the completion of the redevelopment, the Company anticipates incurring additional re-leasing costs.

During the fourth quarter of 2013, Piedmont announced the development of Enclave Place, a 301,000 square foot office building located in Houston, TX. The eleven-story building is being constructed on Piedmont's 4.7 acre development site adjacent to its 1430 Enclave Parkway property and located within a deed-restricted and architecturally-controlled office park in Houston's Energy Corridor. Ground was broken in April 2014, and physical construction is targeted to be completed during the third quarter of 2015. The development costs are anticipated to be approximately $85 million to $90 million, inclusive of leasing costs. Approximately $50.0 million had been recorded in work in progress as of June 30, 2015.

During the second quarter of 2015, Piedmont signed a 108,000 square foot, 13-year anchor-tenant lease with Continental Casualty Company at 500 TownPark in Lake Mary, FL. With the signing of this anchor lease for the project, Piedmont will proceed with the development of 500 TownPark on a portion of its 25.2 acres of developable land. Situated at the intersection of Interstate 4 and Highway 417, the site is well located within a mixed-use development consisting of office, retail, residential and a hotel. 500 TownPark will be a four-story building consisting of 135,000 square feet and, with the signing of the Continental Casualty lease, is 80% pre-leased. The development costs are anticipated to be $28 million to $30 million, inclusive of leasing costs. After the completion of 500 TownPark, the Company's remaining land holdings in the urban development could accommodate approximately 400,000 to 500,000 square feet of additional office space.

Stock Repurchase Program
Given that the Company exhausted the prior share repurchase authorization during the quarter, the Board of Directors of Piedmont authorized up to $200 million in additional share repurchases over the next two years on June 23, 2015. Repurchases of stock under the program will be made at the Company's discretion and will depend on market conditions, other investment opportunities and other factors that management deems relevant.

During the second quarter of 2015, the Company repurchased approximately 2.6 million shares of common stock under its share repurchase program at an average price of $17.45 per share. Since the stock repurchase program began in December 2011, the Company has repurchased a total of 21.5 million shares at an average price of $16.99 per share, or approximately $365.9 million in aggregate (before consideration of transaction costs). As of quarter end, Board-approved capacity remaining for additional repurchases totaled approximately $190.8 million under the stock repurchase plan.

Subsequent Events

On July 16, 2015, Piedmont entered into a binding contract to sell Aon Center, a 2.7 million square foot office building located in the East Loop of downtown Chicago, IL. Since purchasing the trophy office tower in 2003, Piedmont has implemented best-in-class management operations, helping it to secure Energy Star ratings, LEED accreditation, and the BOMA 360 designation for the property. Located on the north side of Millenium Park, the Chicago landmark affords tenants with unparalleled views of the city and Lake Michigan, as well as immediate access to housing, retail and transportation. The attractiveness of the asset and its amenity base is evidenced in its high-quality tenant roster, including the recently announced addition of Kraft Heinz Foods - with the new 170,000 square foot lease bringing the building's leased percentage to approximately 86%. During its ownership of the building, Piedmont has been able to attract other well-known companies, such as KPMG, Microsoft, United Health Group, Integrys, and Federal Home Loan Bank of Chicago, in addition to securing the renewals of Aon, JLL and Edelman. Since acquiring the property, the Company has successfully positioned it as one of Chicago's most distinguished business addresses, helping it to realize significant value for its shareholders. The sale price is $712 million, or approximately $260 per square foot, with an estimated closing date in the fourth quarter of 2015. Net sales proceeds from the transaction are anticipated to be approximately $640 million after deducting buyer-assumed lease abatements and approximately $48 million in contractual tenant capital improvements and leasing commissions. The sale of the asset, which is the largest individual property in the portfolio, will allow the Company to decrease its exposure to its largest geographic market, enhance its balance sheet through the pay-down of debt, and position it to potentially fund strategic acquisitions and/or selective share repurchases, depending upon the opportunities that arise.

On July 21, 2015, Piedmont entered into a binding contract to purchase 80 Central Street, a three-story, 93% leased, 150,000 square foot office building located in the Boston submarket of Boxborough, MA. The property is located adjacent to the Company's 90 Central Street property, with which it shares certain building systems and amenities; the acquisition of the asset allows for the realization of marketing and operational synergies. The purchase price is $13.5 million, or $90 per square foot, which is significantly below the estimated replacement cost of $275 per square foot. The transaction closed on July 24, 2015.

On July 28, 2015, Piedmont entered into a binding contract to sell Chandler Forum, a 150,000 square foot, single-tenant, 100% leased office building located in Chandler, AZ for $33.9 million, or $226 per square foot. The sale will allow Piedmont to divest another asset in the Phoenix market, leaving the Company with only one asset in the market after the sale of the property is completed.

On July 29, 2015, the Board of Directors of Piedmont declared a dividend for the third quarter of 2015 in the amount of $0.21 per common share outstanding to stockholders of record as of the close of business on August 28, 2015. The dividend is to be paid on September 18, 2015.

Guidance for 2015

The Company is increasing the midpoint and narrowing its financial guidance for calendar year 2015 to reflect the revised outlook for the year based upon current operational circumstances, including the impending disposition of Aon Center in Chicago, IL. This guidance is based upon management's expectations at this time.

	Low	High
Core Funds from Operations	$240 million	$248 million
Core Funds from Operations per diluted share	$1.58	$1.62

These estimates reflect management’s view of current market conditions and incorporate certain economic and operational assumptions and projections. Actual results could differ from these estimates. Note that individual quarters may fluctuate on both a cash basis and an accrual basis due to the timing of lease commencements and expirations, repairs and maintenance, capital expenditures, capital markets activities, seasonal general and administrative expenses, and one-time revenue or expense events. In addition, the Company’s guidance is based on information available to management as of the date of this supplemental report.

Piedmont Office Realty Trust, Inc.
Key Performance Indicators
Unaudited (in thousands except for per share data)

This section of our supplemental report includes non-GAAP financial measures, including, but not limited to, Core Earnings Before Interest, Taxes, Depreciation, and Amortization (Core EBITDA), Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO). Definitions of these non-GAAP measures are provided on page 39 and reconciliations are provided beginning on page 41.

	Three Months Ended
	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Selected Operating Data
Percent leased (1)	88.8%	88.8%	87.7%	87.5%	87.0%
Percent leased - economic (1) (2)	82.4%	80.6%	81.3%	78.7%	78.8%
Rental income	$117,454	$117,807	$115,915	$114,529	$113,287
Total revenues	$146,734	$149,759	$146,711	$144,641	$138,580
Total operating expenses	$125,910	$121,545	$117,922	$117,442	$112,024
Real estate operating income	$20,824	$28,214	$28,789	$27,199	$26,556
Core EBITDA	$77,969	$79,314	$78,613	$77,613	$74,745
Core FFO applicable to common stock	$59,760	$60,099	$59,618	$58,814	$56,614
Core FFO per share - diluted	$0.39	$0.39	$0.39	$0.38	$0.37
AFFO applicable to common stock	$45,734	$45,608	$41,205	$21,829	$23,105
AFFO per share - diluted	$0.30	$0.30	$0.27	$0.14	$0.15
Gross dividends	$32,268	$32,411	$32,408	$30,865	$30,865
Dividends per share	$0.210	$0.210	$0.210	$0.200	$0.200
Selected Balance Sheet Data
Total real estate assets	$4,005,824	$4,094,942	$4,075,092	$4,058,414	$3,968,329
Total gross real estate assets	$5,215,938	$5,297,481	$5,253,356	$5,197,338	$5,072,559
Total assets	$4,781,302	$4,819,862	$4,795,501	$4,778,302	$4,661,826
Net debt (3)	$2,315,934	$2,320,504	$2,261,802	$2,226,326	$2,098,704
Total liabilities	$2,525,451	$2,533,939	$2,483,486	$2,439,456	$2,304,641
Ratios
Core EBITDA margin (4)	53.1%	53.0%	53.6%	53.7%	53.9%
Fixed charge coverage ratio (5)	4.0 x	4.0 x	4.0 x	4.0 x	4.0 x
Average net debt to Core EBITDA (6)	7.4 x	7.2 x	7.1 x	6.9 x	6.8 x

(1)	Please refer to page 27 for additional leased percentage information.
(2)
Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportional adjustments for tenants receiving only partial rental abatements). Due to variations in rental abatement structures whereby some abatements are provided for the first few months of each lease year as opposed to being provided entirely at the beginning of the lease, there will be variability to the economic leased percentage over time as abatements commence and expire. Please see the Financial Highlights section for details on near-term abatements for large leases.

(3)
Net debt is calculated as the total principal amount of debt outstanding minus cash and cash equivalents and escrow deposits and restricted cash. The increase in net debt over the last year is primarily attributable to net property acquisitions completed during that time, as well as capital expenditures and stock repurchases, all of which were were largely funded with debt.

(4)	Core EBITDA margin is calculated as Core EBITDA divided by total revenues (including revenues associated with discontinued operations).
(5)
The fixed charge coverage ratio is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no preferred dividends during any of the periods presented; the Company had capitalized interest of $885,576 for the quarter ended June 30, 2015, $823,770 for the quarter ended March 31, 2015, $688,177 for the quarter ended December 31, 2014, $541,349 for the quarter ended September 30, 2014, and $460,251 for the quarter ended June 30, 2014; the Company had principal amortization of $201,768 for the quarter ended June 30, 2015, $132,969 for the quarter ended March 31, 2015, $262,284 for the quarter ended December 31, 2014, $193,560 for the quarter ended September 30, 2014, and $64,223 for the quarter ended June 30, 2014.

(6)
Core EBITDA is annualized for the purposes of this calculation. The average net debt to Core EBITDA ratios presented are higher than our historical performance on this measure primarily as a result of increased net debt attributable to net property acquisitions completed over the last year, as well as capital expenditures and stock repurchases, all of which were largely funded with debt. This measure has also been impacted by downtime associated with recent re-tenanting efforts, as well as rent roll downs. For the purposes of this calculation, we use the average daily balance of debt outstanding during the period, less cash and cash equivalents and escrow deposits and restricted cash as of the end of the period.

Piedmont Office Realty Trust, Inc.
Consolidated Balance Sheets
Unaudited (in thousands)

	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Assets:
Real estate, at cost:
Land assets	$696,713	$703,059	$698,519	$690,631	$684,761
Buildings and improvements	4,262,377	4,313,008	4,272,055	4,244,180	4,138,920
Buildings and improvements, accumulated depreciation	(1,108,333)	(1,105,808)	(1,075,395)	(1,040,977)	(1,008,111)
Intangible lease asset	153,106	153,465	150,037	150,336	145,179
Intangible lease asset, accumulated amortization	(88,954)	(84,212)	(79,860)	(75,409)	(74,132)
Construction in progress	64,804	83,802	63,382	43,003	34,674
Real estate assets held for sale, gross	38,939	44,147	69,363	69,188	69,025
Real estate assets held for sale, accumulated depreciation & amortization	(12,828)	(12,519)	(23,009)	(22,538)	(21,987)
Total real estate assets	4,005,824	4,094,942	4,075,092	4,058,414	3,968,329
Investments in and amounts due from unconsolidated joint ventures	7,714	7,820	7,798	7,638	7,549
Cash and cash equivalents	8,997	7,479	12,306	8,815	8,563
Tenant receivables, net of allowance for doubtful accounts	25,474	30,132	27,711	28,403	25,024
Straight line rent receivable	171,241	173,443	167,657	161,452	153,651
Notes receivable	45,400	—	—	—	—
Escrow deposits and restricted cash	521	671	5,679	908	911
Prepaid expenses and other assets	32,791	26,879	27,820	36,733	32,132
Goodwill	180,097	180,097	180,097	180,097	180,097
Interest rate swap	8,290	520	430	434	—
Deferred financing costs, less accumulated amortization	7,491	7,391	7,667	7,969	8,386
Deferred lease costs, less accumulated amortization	283,756	286,773	278,461	282,802	272,636
Other assets held for sale	3,706	3,715	4,783	4,637	4,548
Total assets	$4,781,302	$4,819,862	$4,795,501	$4,778,302	$4,661,826
Liabilities:
Unsecured debt, net of discount	$1,817,538	$1,877,318	$1,828,544	$1,784,412	$1,657,408
Secured debt	502,757	448,791	449,045	449,427	449,677
Accounts payable, accrued expenses, and accrued capital expenditures	128,898	119,466	133,988	135,320	126,273
Deferred income	26,633	25,970	22,215	21,958	21,923
Intangible lease liabilities, less accumulated amortization	41,214	42,978	43,277	44,981	43,389
Interest rate swaps	8,411	19,416	6,417	3,358	5,971
Total liabilities	2,525,451	2,533,939	2,483,486	2,439,456	2,304,641
Stockholders' equity:
Common stock	1,518	1,543	1,543	1,543	1,543
Additional paid in capital	3,668,378	3,667,574	3,666,182	3,669,541	3,668,836
Cumulative distributions in excess of earnings	(1,427,312)	(1,378,786)	(1,365,620)	(1,345,609)	(1,323,907)
Other comprehensive loss	12,242	(5,437)	8,301	11,758	9,104
Piedmont stockholders' equity	2,254,826	2,284,894	2,310,406	2,337,233	2,355,576
Non-controlling interest	1,025	1,029	1,609	1,613	1,609
Total stockholders' equity	2,255,851	2,285,923	2,312,015	2,338,846	2,357,185
Total liabilities, redeemable common stock and stockholders' equity	$4,781,302	$4,819,862	$4,795,501	$4,778,302	$4,661,826
Common stock outstanding at end of period	151,833	154,340	154,324	154,325	154,324

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended
	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Revenues:
Rental income	$117,454	$117,807	$115,915	$114,529	$113,287
Tenant reimbursements	28,813	31,390	30,295	29,579	24,745
Property management fee revenue	467	562	501	533	548
	146,734	149,759	146,711	144,641	138,580
Expenses:
Property operating costs	61,479	64,236	62,002	62,027	57,136
Depreciation	36,039	36,232	35,442	35,366	34,144
Amortization	14,955	14,670	14,172	14,235	13,599
Impairment losses on real estate assets	5,354	—	—	—	—
General and administrative	8,083	6,407	6,306	5,814	7,145
	125,910	121,545	117,922	117,442	112,024
Real estate operating income	20,824	28,214	28,789	27,199	26,556
Other income / (expense):
Interest expense	(18,172)	(19,016)	(18,854)	(18,654)	(18,012)
Other income / (expense)	596	(181)	(6)	524	(366)
Net recoveries / (loss) from casualty events and litigation settlements (1)	—	—	2,478	(8)	1,480
Equity in income / (loss) of unconsolidated joint ventures	124	159	160	89	(333)
	(17,452)	(19,038)	(16,222)	(18,049)	(17,231)
Income from continuing operations	3,372	9,176	12,567	9,150	9,325
Discontinued operations:
Operating income, excluding impairment loss	(3)	—	(42)	16	514
Gain / (loss) on sale of properties	—	—	—	—	1,304
Income / (loss) from discontinued operations (2)	(3)	—	(42)	16	1,818
Gain on sale of real estate	26,611	10,073	(8)	—	1,140
Net income	29,980	19,249	12,517	9,166	12,283
Less: Net income attributable to noncontrolling interest	(4)	(4)	(3)	(4)	(4)
Net income attributable to Piedmont	$29,976	$19,245	$12,514	$9,162	$12,279
Weighted average common shares outstanding - diluted	153,757	154,580	154,520	154,561	154,445
Net income per share available to common stockholders - diluted	$0.20	$0.12	$0.08	$0.06	$0.08

(1)	Presented on this line are net expenses and insurance reimbursements related to 1) lawsuits settled in 2013 and 2) damage caused by Hurricane Sandy in October 2012.
(2)
Reflects operating results for 1441 West Long Lake Road and 4685 Investment Drive in Troy, MI, which were sold on April 30, 2014. In the future, it is less likely that single-asset or small portfolio dispositions will be reclassed to discontinued operations; please find additional information on this change in the Financing and Capital Activity section of Financial Highlights.

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended				Six Months Ended
	6/30/2015	6/30/2014	Change ($)	Change (%)	6/30/2015	6/30/2014	Change ($)	Change (%)
Revenues:
Rental income	$117,454	$113,287	$4,167	3.7%	$235,261	$224,191	$11,070	4.9%
Tenant reimbursements	28,813	24,745	4,068	16.4%	60,203	49,674	10,529	21.2%
Property management fee revenue	467	548	(81)	(14.8)%	1,029	1,035	(6)	(0.6)%
	146,734	138,580	8,154	5.9%	296,493	274,900	21,593	7.9%
Expenses:
Property operating costs	61,479	57,136	(4,343)	(7.6)%	125,715	115,407	(10,308)	(8.9)%
Depreciation	36,039	34,144	(1,895)	(5.6)%	72,271	67,788	(4,483)	(6.6)%
Amortization	14,955	13,599	(1,356)	(10.0)%	29,625	28,172	(1,453)	(5.2)%
Impairment losses on real estate assets	5,354	—	(5,354)	—%	5,354	—	(5,354)	—%
General and administrative	8,083	7,145	(938)	(13.1)%	14,490	11,700	(2,790)	(23.8)%
	125,910	112,024	(13,886)	(12.4)%	247,455	223,067	(24,388)	(10.9)%
Real estate operating income	20,824	26,556	(5,732)	(21.6)%	49,038	51,833	(2,795)	(5.4)%
Other income / (expense):
Interest expense	(18,172)	(18,012)	(160)	(0.9)%	(37,188)	(36,938)	(250)	(0.7)%
Other income / (expense)	596	(366)	962	262.8%	415	(456)	871	191.0%
Net recoveries / (loss) from casualty events and litigation settlements (1)	—	1,480	(1,480)	(100.0)%	—	4,522	(4,522)	(100.0)%
Equity in income / (loss) of unconsolidated joint ventures	124	(333)	457	137.2%	283	(599)	882	147.2%
	(17,452)	(17,231)	(221)	(1.3)%	(36,490)	(33,471)	(3,019)	(9.0)%
Income from continuing operations	3,372	9,325	(5,953)	(63.8)%	12,548	18,362	(5,814)	(31.7)%
Discontinued operations:
Operating income, excluding impairment loss	(3)	514	(517)	(100.6)%	(3)	980	(983)	(100.3)%
Gain / (loss) on sale of properties	—	1,304	(1,304)	(100.0)%	—	1,198	(1,198)	(100.0)%
Income / (loss) from discontinued operations (2)	(3)	1,818	(1,821)	(100.2)%	(3)	2,178	(2,181)	(100.1)%
Gain on sale of real estate	26,611	1,140	25,471	2,234.3%	36,684	1,140	35,544	3,117.9%
Net income	29,980	12,283	17,697	144.1%	49,229	21,680	27,549	127.1%
Less: Net income attributable to noncontrolling interest	(4)	(4)	—	—%	(8)	(8)	—	—%
Net income attributable to Piedmont	$29,976	$12,279	$17,697	144.1%	$49,221	$21,672	$27,549	127.1%
Weighted average common shares outstanding - diluted	153,757	154,445			154,174	154,728
Net income per share available to common stockholders - diluted	$0.20	$0.08			$0.32	$0.14

(1)	Presented on this line are net expenses and insurance reimbursements related to 1) lawsuits settled in 2013 and 2) damage caused by Hurricane Sandy in October 2012.
(2)
Reflects operating results for 11107 and 11109 Sunset Hills Road in Reston, VA, which were sold on March 19, 2014; and 1441 West Long Lake Road and 4685 Investment Drive in Troy, MI, which were sold on April 30, 2014. In the future, it is less likely that single-asset or small portfolio dispositions will be reclassed to discontinued operations; please find additional information on this change in the Financing and Capital Activity section of Financial Highlights.

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations
Unaudited (in thousands except for per share data)

	Three Months Ended		Six Months Ended
	6/30/2015	6/30/2014	6/30/2015	6/30/2014

GAAP net income applicable to common stock	$29,976	$12,279	$49,221	$21,672
Depreciation (1) (2)	35,935	34,119	72,032	67,846
Amortization (1)	14,971	13,608	29,657	28,412
Impairment loss (1)	5,354	—	5,354	—
Loss / (gain) on sale of properties (1)	(26,611)	(2,275)	(36,684)	(2,169)
NAREIT funds from operations applicable to common stock	59,625	57,731	119,580	115,761
Adjustments:
Acquisition costs	3	363	147	429
Loss / (gain) on extinguishment of swaps	132	—	132	—
Net (recoveries) / loss from casualty events and litigation settlements (1)	—	(1,480)	—	(4,522)
Core funds from operations applicable to common stock	59,760	56,614	119,859	111,668
Adjustments:
Deferred financing cost amortization	680	615	1,404	1,478
Amortization of note payable step-up	(121)	(6)	(242)	(6)
Amortization of discount on senior notes	49	47	97	81
Depreciation of non real estate assets	165	115	361	229
Straight-line effects of lease revenue (1)	(3,745)	(7,758)	(8,255)	(17,170)
Stock-based and other non-cash compensation expense	1,692	1,271	2,417	1,907
Amortization of lease-related intangibles (1)	(1,102)	(1,279)	(2,224)	(2,643)
Acquisition costs	(3)	(363)	(147)	(429)
Non-incremental capital expenditures (3)	(11,641)	(26,151)	(21,928)	(39,972)
Adjusted funds from operations applicable to common stock	$45,734	$23,105	$91,342	$55,143

Weighted average common shares outstanding - diluted	153,757	154,445	154,174	154,728

Funds from operations per share (diluted)	$0.39	$0.37	$0.78	$0.75
Core funds from operations per share (diluted)	$0.39	$0.37	$0.78	$0.72
Adjusted funds from operations per share (diluted)	$0.30	$0.15	$0.59	$0.36

(1)	Includes adjustments for consolidated properties, including discontinued operations, and for our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Excludes depreciation of non real estate assets.
(3)	Non-incremental capital expenditures are defined on page 39.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended		Six Months Ended
	6/30/2015	6/30/2014	6/30/2015	6/30/2014
Net income attributable to Piedmont	$29,976	$12,279	$49,221	$21,672
Net income attributable to noncontrolling interest	4	4	8	8
Interest expense (1)	18,172	18,012	37,188	36,938
Depreciation (1)	36,100	34,234	72,393	68,075
Amortization (1)	14,971	13,608	29,657	28,412
Acquisition costs	3	363	147	429
Impairment loss (1)	5,354	—	5,354	—
Net (recoveries) / loss from casualty events and litigation settlements (1)	—	(1,480)	—	(4,522)
Loss / (gain) on sale of properties (1)	(26,611)	(2,275)	(36,684)	(2,169)
Core EBITDA	77,969	74,745	157,284	148,843
General & administrative expenses (1)	8,102	7,159	14,518	11,742
Management fee revenue (2)	(232)	(281)	(562)	(540)
Other (income) / expense (1) (3)	(599)	3	(562)	32
Straight-line effects of lease revenue (1)	(3,745)	(7,758)	(8,255)	(17,170)
Amortization of lease-related intangibles (1)	(1,102)	(1,279)	(2,224)	(2,643)
Property net operating income (cash basis)	80,393	72,589	160,199	140,264
Change period over period	10.8%	N/A	14.2%	N/A

Deduct net operating (income) / loss from:
Acquisitions (4)	(2,842)	(55)	(5,507)	(55)
Dispositions (5)	(562)	(3,230)	(2,700)	(6,718)
Other investments (6)	(251)	89	(546)	472
Same store net operating income (cash basis)	$76,738	$69,393	$151,446	$133,963
Change period over period	10.6%	N/A	13.1%	N/A

(1)	Includes amounts attributable to consolidated properties, including discontinued operations, and our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Presented net of related operating expenses incurred to earn the revenue; therefore, the information presented on this line will not tie to the data presented on the income statements.
(3)	Figures presented on this line may not tie back to the relevant sources as some activity is attributable to property operations and is, therefore, presented in property net operating income.
(4)
Acquisitions consist of 5 Wall Street in Burlington, MA, purchased on June 27, 2014; 1155 Perimeter Center West in Atlanta, GA, purchased on August 28, 2014; TownPark Land in Lake Mary, FL, purchased on November 21, 2014; and Park Place on Turtle Creek in Dallas, TX, purchased on January 16, 2015.

(5)
Dispositions consist of 11107 and 11109 Sunset Hills Road in Reston, VA, sold on March 19, 2014; 1441 West Long Lake Road and 4685 Investment Drive in Troy, MI, sold on April 30, 2014; 2020 West 89th Street in Leawood, KS, sold on May 19, 2014; 3900 Dallas Parkway in Plano, TX, sold on January 30, 2015; 5601 Headquarters Drive in Plano, TX, sold on April 28, 2015; River Corporate Center in Tempe, AZ, sold on April 29, 2015; and Copper Ridge Center in Lyndhurst, NJ, sold on May 1, 2015.

(6)
Other investments consist of operating results from our investments in unconsolidated joint ventures and our redevelopment projects. Additional information on our unconsolidated joint ventures and redevelopment projects can be found on page 38. The operating results from both the office and retail portions of 3100 Clarendon Boulevard in Arlington, VA, are included in this line item.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

Same Store Net Operating Income (Cash Basis)
Contributions from Seven of the Largest Markets	Three Months Ended				Six Months Ended
	6/30/2015		6/30/2014		6/30/2015		6/30/2014
	$	%	$	%	$	%	$	%
Washington, D.C. (1)	$12,855	16.8	$15,208	21.9	$25,321	16.7	$28,601	21.4
New York (2)	11,428	14.9	10,287	14.8	22,185	14.7	21,165	15.8
Chicago (3) (4)	10,931	14.2	7,328	10.6	21,695	14.3	10,962	8.2
Dallas (5)	5,750	7.5	3,725	5.4	11,375	7.5	7,562	5.6
Boston	5,426	7.1	5,962	8.6	11,350	7.5	11,748	8.8
Minneapolis (6)	4,790	6.2	5,189	7.5	9,425	6.2	10,697	8.0
Los Angeles (7)	4,192	5.5	3,293	4.7	8,341	5.5	6,876	5.1
Other (8)	21,366	27.8	18,401	26.5	41,754	27.6	36,352	27.1
Total	$76,738	100.0	$69,393	100.0	$151,446	100.0	$133,963	100.0

(1)
The decrease in Washington, D.C. Same Store Net Operating Income for the three months and the six months ended June 30, 2015 as compared to the same periods in 2014 was primarily attributable to lease expirations at 9200 and 9211 Corporate Boulevard in Rockville, MD, a lease contraction at 4250 North Fairfax Drive in Arlington, VA, as well as a one-time, $1.1 million rental income true-up in 2014 associated with the increased rental rate under the renewed National Park Service lease at 1201 Eye Street in Washington, D.C.

(2)
The increase in New York Same Store Net Operating Income for the three months and the six months ended June 30, 2015 as compared to the same periods in 2014 was primarily attributable to the expiration of the rental abatement period associated with the Gemini Technology lease renewal which became effective at the beginning of 2014 at 2 Gatehall Drive in Parsippany, NJ.

(3)
The increase in Chicago Same Store Net Operating Income for the three months and the six months ended June 30, 2015 as compared to the same periods in 2014 was primarily related to the expiration of rental and operating expense recovery abatement periods associated with several leases at 500 West Monroe Street in Chicago, IL, Aon Center in Chicago, IL, and Windy Point II in Schaumburg, IL.

(4)
The percentage contribution from Chicago to our total Same Store Net Operating Income is smaller than our geographic concentration percentage in Chicago, which is presented on an ALR basis (see page 34), primarily because of the large number of leases with gross rent abatements and a number of leases yet to commence for currently vacant spaces (the projected gross rents for which are included in our ALR calculation). As the gross rent abatements burn off and as the executed but not commenced leases begin, the Same Store Net Operating Income percentage contribution from Chicago should increase and should be more closely aligned with our Chicago concentration percentage as presented on page 34.

(5)
The increase in Dallas Same Store Net Operating Income for the three months and the six months ended June 30, 2015 as compared to the same periods in 2014 was primarily related to: 1) the commencement of a new lease with Epsilon Data Management at 6021 Connection Drive in Irving, TX, 2) the expirations of the rental abatement periods associated with several new-tenant leases at Las Colinas Corporate Center II in Irving, TX, and 3) increased economic occupancy associated with recent leasing activity at One Lincoln Park in Dallas, TX.

(6)
The decrease in Minneapolis Same Store Net Operating Income for the three months and the six months ended June 30, 2015 as compared to the same periods in 2014 was primarily due to a renewal-related contraction by US Bancorp and downtime and/or rental abatements associated with several replacement leases for spaces formerly occupied by US Bancorp at US Bancorp Center in Minneapolis, MN.

(7)
The increase in Los Angeles Same Store Net Operating Income for the three months and the six months ended June 30, 2015 as compared to the same periods in 2014 was primarily related to the expiration of rental abatement periods associated with several new leases at 800 North Brand Boulevard in Glendale, CA.

(8)
The increase in Other Same Store Net Operating Income for the three months and the six months ended June 30, 2015 as compared to the same periods in 2014 was primarily attributable to increased rental income as a result of: 1) increased economic occupancy associated with new-tenant leasing activity at 400 TownPark in Lake Mary, FL, The Medici in Atlanta, GA, and Glenridge Highlands II in Atlanta, GA, 2) the restructured lease with Independence Blue Cross at 1901 Market Street in Philadelphia, PA, and 3) a tenant expansion at Chandler Forum in Chandler, AZ.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Accrual Basis)
Unaudited (in thousands)

	Three Months Ended		Six Months Ended
	6/30/2015	6/30/2014	6/30/2015	6/30/2014
Net income attributable to Piedmont	$29,976	$12,279	$49,221	$21,672
Net income attributable to noncontrolling interest	4	4	8	8
Interest expense (1)	18,172	18,012	37,188	36,938
Depreciation (1)	36,100	34,234	72,393	68,075
Amortization (1)	14,971	13,608	29,657	28,412
Acquisition costs	3	363	147	429
Impairment loss (1)	5,354	—	5,354	—
Net (recoveries) / loss from casualty events and litigation settlements (1)	—	(1,480)	—	(4,522)
Loss / (gain) on sale of properties (1)	(26,611)	(2,275)	(36,684)	(2,169)
Core EBITDA	77,969	74,745	157,284	148,843
General & administrative expenses (1)	8,102	7,159	14,518	11,742
Management fee revenue (2)	(232)	(281)	(562)	(540)
Other (income) / expense (1) (3)	(599)	3	(562)	32
Property net operating income (accrual basis)	85,240	81,626	170,678	160,077
Change period over period	4.4%	N/A	6.6%	N/A

Deduct net operating (income) / loss from:
Acquisitions (4)	(3,034)	(61)	(5,942)	(60)
Dispositions (5)	(535)	(3,014)	(2,544)	(6,418)
Other investments (6)	(299)	80	(599)	452
Same store net operating income (accrual basis)	$81,372	$78,631	$161,593	$154,051
Change period over period	3.5%	N/A	4.9%	N/A

(1)	Includes amounts attributable to consolidated properties, including discontinued operations, and our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Presented net of related operating expenses incurred to earn the revenue; therefore, the information presented on this line will not tie to the data presented on the income statements.
(3)	Figures presented on this line may not tie back to the relevant sources as some activity is attributable to property operations and is, therefore, presented in property net operating income.
(4)
Acquisitions consist of 5 Wall Street in Burlington, MA, purchased on June 27, 2014; 1155 Perimeter Center West in Atlanta, GA, purchased on August 28, 2014; TownPark Land in Lake Mary, FL, purchased on November 21, 2014; and Park Place on Turtle Creek in Dallas, TX, purchased on January 16, 2015.

(5)
Dispositions consist of 11107 and 11109 Sunset Hills Road in Reston, VA, sold on March 19, 2014; 1441 West Long Lake Road and 4685 Investment Drive in Troy, MI, sold on April 30, 2014; 2020 West 89th Street in Leawood, KS, sold on May 19, 2014; 3900 Dallas Parkway in Plano, TX, sold on January 30, 2015; 5601 Headquarters Drive in Plano, TX, sold on April 28, 2015; River Corporate Center in Tempe, AZ, sold on April 29, 2015; and Copper Ridge Center in Lyndhurst, NJ, sold on May 1, 2015.

(6)
Other investments consist of operating results from our investments in unconsolidated joint ventures and our redevelopment projects. Additional information on our unconsolidated joint ventures and redevelopment projects can be found on page 38. The operating results from both the office and retail portions of 3100 Clarendon Boulevard in Arlington, VA, are included in this line item.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Accrual Basis)
Unaudited (in thousands)

Same Store Net Operating Income (Accrual Basis)
Contributions from Seven of the Largest Markets	Three Months Ended				Six Months Ended
	6/30/2015		6/30/2014		6/30/2015		6/30/2014
	$	%	$	%	$	%	$	%
Washington, D.C. (1)	$13,547	16.6	$16,317	20.8	$26,698	16.5	$29,911	19.4
Chicago (2) (3)	13,317	16.4	11,764	15.0	26,434	16.4	20,520	13.3
New York (4)	10,825	13.3	11,155	14.2	21,090	13.1	23,413	15.2
Boston	5,865	7.2	6,168	7.8	11,988	7.3	12,287	8.0
Dallas (5)	5,900	7.3	4,033	5.1	11,766	7.3	8,402	5.5
Minneapolis (6)	5,047	6.2	5,543	7.0	10,134	6.3	11,497	7.5
Los Angeles	4,257	5.2	3,936	5.0	8,505	5.3	8,079	5.2
Other (7)	22,614	27.8	19,715	25.1	44,978	27.8	39,942	25.9
Total	$81,372	100.0	$78,631	100.0	$161,593	100.0	$154,051	100.0

(1)
The decrease in Washington, D.C. Same Store Net Operating Income for the three months and the six months ended June 30, 2015 as compared to the same periods in 2014 was primarily attributable to lease expirations at 9200 and 9211 Corporate Boulevard in Rockville, MD, a lease contraction at 4250 North Fairfax Drive in Arlington, VA, as well as a one-time, $1.1 million rental income true-up in 2014 associated with the increased rental rate under the renewed National Park Service lease at 1201 Eye Street in Washington, D.C.

(2)
The increase in Chicago Same Store Net Operating Income for the three months and the six months ended June 30, 2015 as compared to the same periods in 2014 was primarily related to increased rental income due to the commencement of several leases and/or the expiration of operating expense recovery abatement periods associated with several leases at 500 West Monroe Street in Chicago, IL, Aon Center in Chicago, IL, and Windy Point II in Schaumburg, IL.

(3)
The percentage contribution from Chicago to our total Same Store Net Operating Income is smaller than our geographic concentration percentage in Chicago, which is presented on an ALR basis (see page 34), primarily because of the large number of leases with operating expense recovery abatements (which abatements are not included in straight line rent adjustments) and a number of leases yet to commence for currently vacant spaces (the projected gross rents for which are included in our ALR calculation). As the operating expense recovery abatements burn off and as the executed but not commenced leases begin, the Same Store Net Operating Income percentage contribution from Chicago should increase and should be more closely aligned with our Chicago concentration percentage as presented on page 34.

(4)
The decrease in New York Same Store Net Operating Income for the three months and the six months ended June 30, 2015 as compared to the same periods in 2014 was primarily attributable to the downtime between the expiration of several leases and the commencement of replacement leases, as well as increased property taxes, at 60 Broad Street in New York, NY, along with lease termination income received in 2014 at 400 Bridgewater Crossing in Bridgewater, NJ.

(5)
The increase in Dallas Same Store Net Operating Income for the three months and the six months ended June 30, 2015 as compared to the same periods in 2014 was primarily related to the commencement of a new lease with Epsilon Data Management at 6021 Connection Drive in Irving, TX, in addition to increased rental income associated with new leasing activity at One Lincoln Park in Dallas, TX.

(6)
The decrease in Minneapolis Same Store Net Operating Income for the three months and the six months ended June 30, 2015 as compared to the same periods in 2014 was primarily due to a renewal-related contraction by US Bancorp and downtime associated with several replacement leases for spaces formerly occupied by US Bancorp at US Bancorp Center in Minneapolis, MN.

(7)
The increase in Other Same Store Net Operating Income for the three months and the six months ended June 30, 2015 as compared to the same periods in 2014 was primarily attributable to greater rental income as a result of: 1) recent new-tenant leasing activity at The Medici in Atlanta, GA, 400 TownPark in Lake Mary, FL, and 150 West Jefferson in Detroit, MI, 2) the restructured lease with Independence Blue Cross at 1901 Market Street in Philadelphia, PA, and 3) a tenant expansion at Chandler Forum in Chandler, AZ.

Piedmont Office Realty Trust, Inc.
Capitalization Analysis
Unaudited (in thousands except for per share data)

	As of	As of
	June 30, 2015	December 31, 2014

Common stock price (1)	$17.59	$18.84
Total shares outstanding	151,833	154,324
Equity market capitalization (1)	$2,670,746	$2,907,466
Total debt - principal amount outstanding	$2,325,452	$2,279,787
Total market capitalization (1)	$4,996,198	$5,187,253
Total debt / Total market capitalization (1)	46.5%	43.9%
Total gross real estate assets	$5,215,938	$5,253,356
Total debt / Total gross real estate assets (2)	44.6%	43.4%
Total debt / Total gross assets (3)	38.8%	38.2%

(1)	Reflects common stock closing price as of the end of the reporting period.
(2)	Gross real estate assets is defined as total real estate assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.
(3)	Gross assets is defined as total assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Piedmont Office Realty Trust, Inc.
Debt Summary
As of June 30, 2015
Unaudited ($ in thousands)

Floating Rate & Fixed Rate Debt

Debt (1)	Principal Amount Outstanding		Weighted Average Stated Interest Rate	Weighted Average Maturity

Floating Rate	$475,000	(2)	1.23%	50.7 months

Fixed Rate	1,850,452		3.78%	68.1 months

Total	$2,325,452		3.26%	64.6 months

Unsecured & Secured Debt

Debt (1)	Principal Amount Outstanding	Weighted Average Stated Interest Rate		Weighted Average Maturity

Unsecured	$1,825,000	2.80%	(3)	70.4 months

Secured	500,452	4.95%		43.2 months

Total	$2,325,452	3.26%		64.6 months

Debt Maturities

Maturity Year	Secured Debt - Principal Amount Outstanding (1)	Unsecured Debt - Principal Amount Outstanding (1)		Weighted Average Stated Interest Rate	Percentage of Total

2015	$—	$—		—%	—%
2016	167,525	—		5.55%	7.2%
2017	140,000	—		5.76%	6.0%
2018	—	170,000		1.32%	7.3%
2019	—	300,000		2.78%	12.9%
2020 +	192,927	1,355,000	(4)	3.09%	66.6%

Total	$500,452	$1,825,000		3.26%	100.0%

(1)	All of Piedmont's outstanding debt as of June 30, 2015, was interest-only debt with the exception of the $32.9 million of debt associated with 5 Wall Street located in Burlington, MA.
(2)
Amount represents the outstanding balance as of June 30, 2015, on the $500 million unsecured revolving credit facility and the $170 million unsecured term loan. Two other loans, the $300 million unsecured term loan that closed in 2011 and the $300 million unsecured term loan that closed in 2013, have stated variable rates. However, Piedmont entered into $300 million in notional amount of interest rate swap agreements which effectively fix the interest rate on the 2011 unsecured term loan at 2.39% through November 22, 2016 (please see page 22 for information on additional swap agreements for this loan that will become effective after November 22, 2016), assuming no credit rating change for the Company, and $300 million in notional amount of interest rate swap agreements which effectively fix the interest rate on the 2013 unsecured term loan at 2.78% through its maturity date of January 31, 2019, assuming no credit rating change for the Company. The 2011 unsecured term loan and the 2013 unsecured term loan, therefore, are reflected as fixed rate debt. Please note that Piedmont currently has $250 million of forward-starting swaps for a 2016 fixed-rate financing. After taking into account these forward-starting swaps and the use of the proceeds from the related planned financings, the Company's effective exposure to floating interest rates is much less than the current amount of floating-rate debt.

(3)
The weighted average interest rate is a weighted average rate for amounts outstanding under our $500 million unsecured revolving credit facility, our unsecured senior notes and our unsecured term loans. As presented herein, the weighted average stated interest rate is calculated based upon the principal amounts outstanding.

(4)
The initial maturity date of the $500 million unsecured revolving credit facility is June 18, 2019; however, there are two, six-month extension options available under the facility providing for a final extended maturity date of June 18, 2020. For the purposes of this schedule, we reflect the maturity date of the facility as the final extended maturity date of June 2020.

Piedmont Office Realty Trust, Inc.
Debt Detail
Unaudited ($ in thousands)

Facility (1)	Property	Stated Rate		Maturity	Principal Amount Outstanding as of June 30, 2015

Secured
$125.0 Million Fixed-Rate Loan	Four Property Collateralized Pool (2)	5.50%		4/1/2016	125,000
$42.5 Million Fixed-Rate Loan	Las Colinas Corporate Center I & II	5.70%		10/11/2016	42,525
$140.0 Million WDC Fixed-Rate Loans	1201 & 1225 Eye Street	5.76%		11/1/2017	140,000
$35.0 Million Fixed-Rate Loan (3)	5 Wall Street	5.55%		9/1/2021	32,927
$160.0 Million Fixed-Rate Loan (4)	1901 Market Street	3.48%	(5)	7/5/2022	160,000
Subtotal / Weighted Average (6)		4.95%			$500,452

Unsecured
$500.0 Million Unsecured Line of Credit (7)	N/A	1.19%	(8)	6/18/2020	$305,000
$170.0 Million Unsecured 2015 Term Loan	N/A	1.32%	(9)	5/15/2018	170,000
$300.0 Million Unsecured 2013 Term Loan	N/A	2.78%	(10)	1/31/2019	300,000
$300.0 Million Unsecured 2011 Term Loan	N/A	2.39%	(11)	1/15/2020	300,000
$350.0 Million Unsecured Senior Notes	N/A	3.40%	(12)	6/1/2023	350,000
$400.0 Million Unsecured Senior Notes	N/A	4.45%	(13)	3/15/2024	400,000
Subtotal / Weighted Average (6)		2.80%			$1,825,000

Total Debt - Principal Amount Outstanding / Weighted Average Stated Rate (6)		3.26%			$2,325,452
GAAP Accounting Adjustments (14)					(5,157)
Total Debt - GAAP Amount Outstanding					$2,320,295

(1)	All of Piedmont’s outstanding debt as of June 30, 2015, was interest-only debt with the exception of the $32.9 million of debt associated with 5 Wall Street located in Burlington, MA.
(2)	The four property collateralized pool includes 1430 Enclave Parkway, Windy Point I and II, and 1055 East Colorado Boulevard.
(3)	The loan is amortizing based on a 25-year amortization schedule.
(4)	On June 23, 2015, Piedmont closed on a new $160 million, 7-year, fixed-rate mortgage secured by 1901 Market Street located in Philadelphia, PA. The interest-only loan matures on July 5, 2022.
(5)	The stated interest rate on the $160 million fixed-rate loan is 3.48%. After the application of interest rate hedges, the effective cost of the financing is approximately 3.58%.
(6)	Weighted average is based on the principal amount outstanding and interest rate at June 30, 2015.
(7)
All of Piedmont’s outstanding debt as of June 30, 2015, was term debt with the exception of $305 million outstanding on our unsecured revolving credit facility. On June 18, 2015, Piedmont closed on a new $500 million unsecured revolving credit facility that replaced the previous facility that was scheduled to mature on August 19, 2016. The new facility has an initial maturity date of June 18, 2019; however, there are two, six-month extension options available under the facility providing for a total extension of up to one year to June 18, 2020. The final extended maturity date is presented on this schedule.

(8)
The interest rate presented for the $500 million unsecured revolving credit facility is the weighted average interest rate for all outstanding draws as of June 30, 2015. Piedmont may select from multiple interest rate options with each draw under the facility, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (1.00% as of June 30, 2015) over the selected rate based on Piedmont’s current credit rating.

(9)
The $170 million unsecured term loan has a variable interest rate. Piedmont may select from multiple interest rate options under the facility, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (1.125% as of June 30, 2015) over the selected rate based on Piedmont’s current credit rating.

(10)
The $300 million unsecured term loan that closed in 2013 has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 2.78% through its maturity date of January 31, 2019, assuming no credit rating change for the Company.

(11)
The $300 million unsecured term loan that closed in 2011 has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 2.39% until November 22, 2016, assuming no credit rating change for the Company. Additionally, for the period from November 22, 2016 to January 15, 2020, Piedmont has entered into interest rate swap agreements which effectively fix the interest rate on this loan at 3.35%, assuming no credit rating change for the Company.

(12)
The $350 million unsecured senior notes were offered for sale at 99.601% of the principal amount. The resulting effective cost of the financing is approximately 3.45% before the consideration of transaction costs and proceeds from interest rate hedges. After the application of proceeds from interest rate hedges, the effective cost of the financing is approximately 3.43%.

(13)
The $400 million unsecured senior notes were offered for sale at 99.791% of the principal amount. The resulting effective cost of the financing is approximately 4.48% before the consideration of transaction costs and proceeds from interest rate hedges. After the application of proceeds from interest rate hedges, the effective cost of the financing is approximately 4.10%.

(14)
The GAAP accounting adjustments relate to the original issue discounts and fees associated with the $350 million unsecured senior notes, the $400 million unsecured senior notes, the $300 million unsecured 2011 term loan, the $170 million unsecured term loan, the $500 million unsecured line of credit and the $160 million mortgage, along with debt fair value adjustments associated with the assumed 5 Wall Street debt. The original issue discounts and fees, along with the debt fair value adjustments, will be amortized to interest expense over the contractual term of the related debt.

Piedmont Office Realty Trust, Inc.
Debt Analysis
As of June 30, 2015
Unaudited

Bank Debt Covenant Compliance (1)	Required	Actual

Maximum Leverage Ratio	0.60	0.46
Minimum Fixed Charge Coverage Ratio (2)	1.50	3.72
Maximum Secured Indebtedness Ratio	0.40	0.10
Minimum Unencumbered Leverage Ratio	1.60	2.26
Minimum Unencumbered Interest Coverage Ratio (3)	1.75	4.44

Bond Covenant Compliance (4)	Required	Actual

Total Debt to Total Assets	60% or less	43.8%
Secured Debt to Total Assets	40% or less	9.4%
Ratio of Consolidated EBITDA to Interest Expense	1.50 or greater	4.32
Unencumbered Assets to Unsecured Debt	150% or greater	251%

	Three Months Ended	Six Months Ended	Year Ended
Other Debt Coverage Ratios	June 30, 2015	June 30, 2015	December 31, 2014

Average net debt to core EBITDA (5)	7.4 x	7.3 x	6.9 x
Fixed charge coverage ratio (6)	4.0 x	4.0 x	4.0 x
Interest coverage ratio (7)	4.1 x	4.0 x	4.0 x

(1)	Debt covenant compliance calculations relate to specific calculations detailed in the relevant credit agreements.
(2)
Defined as EBITDA for the trailing four quarters (including the Company's share of EBITDA from unconsolidated interests), less one-time or non-recurring gains or losses, less a $0.15 per square foot capital reserve, and excluding the impact of straight line rent leveling adjustments and amortization of intangibles divided by the Company's share of fixed charges, as more particularly described in the credit agreements. This definition of fixed charge coverage ratio as prescribed by our credit agreements is different from the fixed charge coverage ratio definition employed elsewhere within this report.

(3)
Defined as net operating income for the trailing four quarters for unencumbered assets (including the Company's share of net operating income from partially-owned entities and subsidiaries that are deemed to be unencumbered) less a $0.15 per square foot capital reserve divided by the Company's share of interest expense associated with unsecured financings only, as more particularly described in the credit agreements.

(4)	Please refer to the Indenture dated May 9, 2013, and the Indenture and the Supplemental Indenture dated March 6, 2014, for additional information on the relevant calculations.
(5)
For the purposes of this calculation, we use the average daily balance of debt outstanding during the period, less cash and cash equivalents and escrow deposits and restricted cash as of the end of the period.

(6)
Fixed charge coverage ratio is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no preferred dividends during the periods ended June 30, 2015 and December 31, 2014. The Company had capitalized interest of $885,576 for the three months ended June 30, 2015, $1,709,346 for the six months ended June 30, 2015, and $2,074,620 for the twelve months ended December 31, 2014. The Company had principal amortization of $201,768 for the three months ended June 30, 2015, $334,737 for the six months ended June 30, 2015, and $520,067 for the twelve months ended December 31, 2014.

(7)
Interest coverage ratio is calculated as Core EBITDA divided by the sum of interest expense and capitalized interest. The Company had capitalized interest of $885,576 for the three months ended June 30, 2015, $1,709,346 for the six months ended June 30, 2015, and $2,074,620 for the twelve months ended December 31, 2014.

Piedmont Office Realty Trust, Inc.
Tenant Diversification (1)
As of June 30, 2015
(in thousands except for number of properties)

Tenant	Credit Rating (2)	Number of Properties	Lease Expiration (3)		Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Leased Square Footage	Percentage of Leased Square Footage (%)
U.S. Government	AA+ / Aaa	7		(4)	$46,705	7.9	937	5.0
State of New York	AA+ / Aa1	1	2019		24,455	4.1	481	2.6
US Bancorp	A+ / A1	3	2023 / 2024		21,775	3.7	733	3.9
Independence Blue Cross	No rating available	1	2033		17,671	3.0	801	4.3
GE	AA+ / A1	2	2027		16,354	2.8	480	2.6
Aon	A- / Baa2	2	2028		15,071	2.5	457	2.5
Nestle	AA / Aa2	1	2021		12,117	2.0	401	2.2
City of New York	AA / Aa2	1	2020		10,462	1.8	313	1.7
KPMG	No rating available	2	2020 / 2027		9,238	1.6	279	1.5
Gallagher	No rating available	1	2018		8,923	1.5	307	1.6
Catamaran	BB+ / Ba2	1	2025		8,252	1.4	301	1.6
Caterpillar Financial	A / A2	1	2022		7,968	1.3	312	1.7
DDB Needham	BBB+ / Baa1	1	2018		7,805	1.3	212	1.1
Harvard University	AAA / Aaa	2	2017 / 2018		7,267	1.2	110	0.6
Jones Lang LaSalle	BBB / Baa2	1	2032		7,212	1.2	199	1.1
Gemini	BBB+ / A3	1	2021		6,767	1.1	205	1.1
Edelman	No rating available	1	2024		6,660	1.1	184	1.0
Technip	BBB+	1	2018		6,595	1.1	150	0.8
Harcourt	BBB+	1	2016		6,498	1.1	195	1.0
Raytheon	A / A3	2	2019		6,447	1.1	440	2.4
Key Bank	A- / A3	1	2016		6,302	1.1	200	1.1
First Data Corporation	B / B3	1	2020		6,132	1.0	195	1.0
Epsilon Data Management	No rating available	2	2026		6,107	1.0	250	1.3
Archon Group	A- / A3	2	2018		5,996	1.0	235	1.3
Integrys	A- / A3	1	2029		5,780	1.0	174	0.9
Henry M Jackson	No rating available	2	2022		5,688	1.0	145	0.8
Other			Various		303,351	51.1	9,916	53.3
Total					$593,598	100.0	18,612	100.0

Tenant Diversification
Percentage of Annualized Leased Revenue (%)
June 30, 2015 as compared to December 31, 2014

(1)	This schedule presents all tenants contributing 1.0% or more to Annualized Lease Revenue.
(2)
Credit rating may reflect the credit rating of the parent or a guarantor. When available, both the Standard & Poor's credit rating and the Moody's credit rating are provided. Tenants without a credit rating are no indication of credit worthiness; in most cases, the lack of a credit rating reflects that a tenant has not sought such a rating.

(3)	Unless otherwise indicated, Lease Expiration represents the expiration year of the majority of the square footage leased by the tenant.
(4)	There are several leases with several different agencies of the U.S. Government with expiration years ranging from 2015 to 2030.

Piedmont Office Realty Trust, Inc.
Tenant Credit Rating & Lease Distribution Information
As of June 30, 2015

Tenant Credit Rating (1)

Rating Level	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)

AAA / Aaa	$58,052	9.8
AA / Aa	91,845	15.5
A / A	116,736	19.7
BBB / Baa	50,435	8.5
BB / Ba	34,550	5.8
B / B	21,664	3.6
Below	—	—
Not rated (2)	220,316	37.1
Total	$593,598	100.0

Lease Distribution

Lease Size	Number of Leases	Percentage of Leases (%)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

2,500 or Less	220	31.8	$21,662	3.7	210	1.1
2,501 - 10,000	209	30.2	37,305	6.3	1,118	6.0
10,001 - 20,000	87	12.6	36,570	6.2	1,218	6.5
20,001 - 40,000	70	10.1	63,795	10.7	2,030	10.9
40,001 - 100,000	56	8.1	104,072	17.5	3,323	17.9
Greater than 100,000	50	7.2	330,194	55.6	10,713	57.6
Total	692	100.0	$593,598	100.0	18,612	100.0

(1)
Credit rating may reflect the credit rating of the parent or a guarantor. Where differences exist between the Standard & Poor's credit rating for a tenant and the Moody's credit rating for a tenant, the higher credit rating is selected for this analysis.

(2)
The classification of a tenant as "not rated" does not indicate that the tenant is of poor credit quality, but can indicate that the tenant or the tenant's debt, if any, has not been rated. Included in this category are such tenants as Independence Blue Cross, McKinsey & Company and KPMG.

Piedmont Office Realty Trust, Inc.
Leased Percentage Information
(in thousands)

	Three Months Ended			Three Months Ended
	June 30, 2015			June 30, 2014
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of March 31, 20xx	19,112	21,531	88.8%	18,309	21,107	86.7%
New leases	357			1,260
Expired leases	(324)			(1,165)
Other	(1)	2		(1)	50
Subtotal	19,144	21,533	88.9%	18,403	21,157	87.0%
Acquisitions during period	—	—		182	182
Dispositions during period	(532)	(567)		(233)	(253)
As of June 30, 20xx (2)	18,612	20,966	88.8%	18,352	21,086	87.0%

	Six Months Ended			Six Months Ended
	June 30, 2015			June 30, 2014
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of December 31, 20xx	18,828	21,471	87.7%	18,737	21,490	87.2%
New leases	1,055			2,267
Expired leases	(777)			(2,253)
Other (3)	2	4		(247)	(191)
Subtotal	19,108	21,475	89.0%	18,504	21,299	86.9%
Acquisitions during period	156	178		182	182
Dispositions during period	(652)	(687)		(334)	(395)
As of June 30, 20xx (2)	18,612	20,966	88.8%	18,352	21,086	87.0%

Same Store Analysis
Less acquisitions / dispositions after June 30, 2014 and redevelopments (4) (5)	(533)	(555)	96.0%	(651)	(687)	94.8%
Same Store Leased Percentage (2)	18,079	20,411	88.6%	17,701	20,399	86.8%

(1)
Calculated as leased square footage as of period end with the addition of square footage associated with uncommenced leases for spaces vacant as of period end, divided by total rentable square footage as of period end, expressed as a percentage.

(2)	The square footage associated with leases with end of period expiration dates is included in the end of the period leased square footage.
(3)
Effective January 1, 2014, 3100 Clarendon Boulevard was taken out of service due to the redevelopment of the property. The adjustments to square footage presented on this line in 2014 primarily relate to the removal of 3100 Clarendon Boulevard from our operating portfolio. For additional information regarding the redevelopment of 3100 Clarendon Boulevard, please refer to the Financing and Capital Activity section of Financial Highlights.

(4)	For additional information on acquisitions and dispositions completed during the last year and redevelopments, please refer to pages 37 and 38, respectively.
(5)
Dispositions completed during the previous twelve months are deducted from the previous period data and acquisitions completed during the previous twelve months are deducted from the current period data. Redevelopments commenced during the previous twelve months are deducted from the previous period data.

Piedmont Office Realty Trust, Inc.
Rental Rate Roll Up / Roll Down Analysis (1)
(in thousands)

	Three Months Ended
	June 30, 2015
	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant one year or less	370	64.6%	1.8%	1.4%	12.4%
Leases executed for spaces excluded from analysis (5)	202	35.4%

	Six Months Ended
	June 30, 2015
	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant one year or less	690	49.6%	3.3%	1.0%	11.2%
Leases executed for spaces excluded from analysis (5)	699	50.4%

(1)
The population analyzed consists of consolidated office leases executed during the period with lease terms greater than one year. Retail leases, as well as leases associated with storage spaces, management offices, and unconsolidated joint venture assets, were excluded from this analysis.

(2)
For the purposes of this analysis, the last twelve months of cash rents for the previous leases were compared to the first twelve months of cash rents for the new leases in order to calculate the percentage change.

(3)
For the purposes of this analysis, the accrual basis rents for the previous leases were compared to the accrual basis rents of the new leases in order to calculate the percentage change. For newly signed leases which have variations in accrual basis rents, whether because of known future expansions, contractions, lease expense recovery structure changes, or other similar reasons, the weighted average of such accrual basis rents is used for the purposes of this analysis.

(4)
For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon the historical usage patterns of tenant improvement allowances by the Company's tenants.

(5)
Represents leases signed at our consolidated office assets that do not qualify for inclusion in the analysis primarily because the spaces for which the new leases were signed had been vacant for greater than one year.

Piedmont Office Realty Trust, Inc.
Lease Expiration Schedule
As of June 30, 2015
(in thousands)

Expiration Year	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Vacant	$—	—	2,354	11.2
2015 (2)	6,714	1.1	217	1.0
2016 (3)	38,891	6.6	1,314	6.3
2017	49,957	8.4	1,115	5.3
2018	53,702	9.0	1,675	8.0
2019	65,128	11.0	2,152	10.3
2020	56,484	9.5	2,003	9.5
2021	37,669	6.4	1,206	5.7
2022	39,722	6.7	1,323	6.3
2023	34,571	5.8	1,174	5.6
2024	47,640	8.0	1,536	7.3
2025	22,958	3.9	772	3.7
2026	18,482	3.1	656	3.1
2027	32,772	5.5	916	4.4
Thereafter	88,908	15.0	2,553	12.3
Total / Weighted Average	$593,598	100.0	20,966	100.0

Average Lease Term Remaining
6/30/2015	7.1 years
12/31/2014	7.1 years

(1)
Annualized rental income associated with each newly executed lease for currently occupied space is incorporated herein only at the expiration date for the current lease. Annualized rental income associated with each such new lease is removed from the expiry year of the current lease and added to the expiry year of the new lease. These adjustments effectively incorporate known roll ups and roll downs into the expiration schedule.

(2)	Includes leases with an expiration date of June 30, 2015 aggregating 69,000 square feet and Annualized Lease Revenue of $2.0 million.
(3)
Leases and other revenue-producing agreements on a month-to-month basis, aggregating 7,000 square feet and Annualized Lease Revenue of $369 thousand, are assigned a lease expiration date of a year and a day beyond the period end date.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Quarter
As of June 30, 2015
(in thousands)

	Q3 2015 (1)		Q4 2015		Q1 2016		Q2 2016
Location	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)

Atlanta	—	$—	—	$—	—	$—	—	$—
Austin	—	—	—	—	—	—	194	6,499
Boston	—	—	—	—	1	23	—	—
Central & South Florida	7	162	—	—	—	—	17	462
Chicago	39	1,158	34	853	6	243	54	1,708
Dallas	23	667	25	642	20	518	42	1,068
Detroit	20	579	22	450	2	41	—	—
Houston	—	—	—	—	—	—	—	—
Los Angeles	—	—	—	6	30	860	22	1,376
Minneapolis	—	—	4	131	—	39	7	214
Nashville	—	—	—	—	—	—	201	2,579
New York	3	344	6	189	201	6,433	14	451
Philadelphia	—	—	—	—	—	—	—	—
Phoenix	—	—	—	—	—	—	46	1,056
Washington, D.C.	9	298	19	626	59	2,682	119	2,915
Other	—	—	6	32	—	—
Total / Weighted Average (3)	101	$3,208	116	$2,929	319	$10,839	716	$18,328

(1)	Includes leases with an expiration date of June 30, 2015 aggregating 69,000 square feet and expiring lease revenue of $2.0 million. No such adjustments are made to other periods presented.
(2)	Expiring lease revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on the previous page as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Year
As of June 30, 2015
(in thousands)

	12/31/2015 (1)		12/31/2016		12/31/2017			12/31/2018		12/31/2019
Location	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)		Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)
Atlanta	—	$—	48	$965	41	$1,002		110	$2,350	428	$10,510
Austin	—	—	195	6,503	—	—		—	—	—	—
Boston	—	—	3	243	116	6,714		147	6,456	516	9,457
Central & South Florida	7	162	71	1,902	158	3,999		48	1,202	—	—
Chicago	73	2,010	77	2,578	33	8,406	(3)	642	21,325	24	625
Dallas	48	1,309	94	2,507	175	4,808		385	9,881	193	5,221
Detroit	42	1,029	28	673	63	1,315		—	—	229	4,756
Houston	—	—	—	—	—	2		150	6,613	—	—
Los Angeles	—	6	91	3,679	54	1,968		25	679	61	1,643
Minneapolis	4	131	23	836	36	1,251		35	1,199	145	4,203
Nashville	—	—	201	2,579	—	—		—	—	—	—
New York	9	533	233	7,826	50	1,642		79	2,046	490	25,112
Philadelphia	—	—	—	—	—	—		—	—	—	—
Phoenix	—	—	46	1,056	—	—		—	—	—	—
Washington, D.C.	28	924	204	6,829	389	20,048		38	1,608	66	3,657
Other	6	32	—	—	—	—		16	364	—	—
Total / Weighted Average (4)	217	$6,136	1,314	$38,176	1,115	$51,155		1,675	$53,723	2,152	$65,184

(1)	Includes leases with an expiration date of June 30, 2015 aggregating 69,000 square feet and expiring lease revenue of $2.0 million. No such adjustments are made to other periods presented.
(2)	Expiring lease revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)
Chicago expirations in 2017 include two parking garage agreements with annualized lease revenue of $7.1 million. The parking garage revenue will continue beyond 2017 despite the expiration of the current parking garage agreements at that time.

(4)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on page 29 as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Capital Expenditures & Commitments
For the quarter ended June 30, 2015
Unaudited (in thousands)

	For the Three Months Ended
	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Non-incremental
Building / construction / development	$441	$1,704	$1,657	$6,135	$3,734
Tenant improvements	4,226	6,717	10,420	18,209	18,276
Leasing costs	6,974	1,866	1,691	6,546	4,141
Total non-incremental	11,641	10,287	13,768	30,890	26,151
Incremental
Building / construction / development	14,019	19,949	23,172	23,390	12,465
Tenant improvements	3,960	11,106	11,455	7,802	8,394
Leasing costs	3,296	2,593	4,596	2,400	2,824
Total incremental	21,275	33,648	39,223	33,592	23,683
Total capital expenditures	$32,916	$43,935	$52,991	$64,482	$49,834

Non-incremental tenant improvement commitments (1)
Non-incremental tenant improvement commitments outstanding as of March 31, 2015		$46,219
New non-incremental tenant improvement commitments related to leases executed during period		12,348
Non-incremental tenant improvement expenditures	(4,226)
Less: Tenant improvement expenditures fulfilled through accrued liabilities already presented on Piedmont's balance sheet, expired commitments or other adjustments	(5,233)
Non-incremental tenant improvement commitments fulfilled, expired or other adjustments		(9,459)
Total as of June 30, 2015		$49,108

NOTE:	The information presented on this page is for all consolidated assets.
(1)
Commitments are unexpired contractual non-incremental tenant improvement obligations for leases executed in current and prior periods that have not yet been incurred, are due over the next five years, and have not otherwise been presented on Piedmont's financial statements. The four largest commitments total approximately $28.8 million, or 59% of the total outstanding commitments.

Piedmont Office Realty Trust, Inc.
Contractual Tenant Improvements and Leasing Commissions

	For the Three Months Ended June 30, 2015		For the Six Months Ended June 30, 2015		For the Year Ended
					2014		2013	2012
Renewal Leases
Number of leases	16		40		56		56	45
Square feet	245,668		688,176		959,424		2,376,177	1,150,934
Tenant improvements per square foot (1)	$27.08		$12.95		$19.02		$14.24	$19.12
Leasing commissions per square foot	$16.98		$8.69		$8.33		$4.66	$6.64
Total per square foot	$44.06		$21.64		$27.35		$18.90	$25.76
Tenant improvements per square foot per year of lease term	$3.33		$2.71		$2.97		$1.88	$2.90
Leasing commissions per square foot per year of lease term	$2.09		$1.82		$1.30		$0.62	$1.01
Total per square foot per year of lease term	$5.42	(2)	$4.53		$4.27	(3)	$2.50	$3.91	(4)
New Leases (5)
Number of leases	21		47		98		87	92
Square feet	325,238		698,518		1,142,743		1,050,428	1,765,510
Tenant improvements per square foot (1)	$39.94		$44.73		$34.46		$35.74	$47.64
Leasing commissions per square foot	$22.74		$18.04		$15.19		$12.94	$18.49
Total per square foot	$62.68		$62.77		$49.65		$48.68	$66.13
Tenant improvements per square foot per year of lease term	$3.37		$4.26		$3.78		$4.17	$4.30
Leasing commissions per square foot per year of lease term	$1.92		$1.72		$1.66		$1.51	$1.67
Total per square foot per year of lease term	$5.29		$5.98	(6)	$5.44		$5.68	$5.97
Total
Number of leases	37		87		154		143	137
Square feet	570,906		1,386,694		2,102,167		3,426,605	2,916,444
Tenant improvements per square foot (1)	$34.41		$28.96		$27.41		$20.83	$36.39
Leasing commissions per square foot	$20.26		$13.40		$12.06		$7.20	$13.81
Total per square foot	$54.67		$42.36		$39.47		$28.03	$50.20
Tenant improvements per square foot per year of lease term	$3.35		$3.78		$3.48		$2.64	$3.91
Leasing commissions per square foot per year of lease term	$1.97		$1.75		$1.53		$0.91	$1.48
Total per square foot per year of lease term	$5.32		$5.53	(6)	$5.01	(3)	$3.55	$5.39

NOTE:	This information is presented for our consolidated office assets only and excludes activity associated with storage and licensed spaces.
(1)
For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon the historical usage patterns of tenant improvement allowances by the Company's tenants.

(2)
The average committed capital cost per square foot per year of lease term for renewal leases completed during the second quarter of 2015 was higher than our historical performance on this measure primarily as a result of two long-term lease renewals completed in Washington, D.C.

(3)
During 2014, we completed one large, 15-year lease renewal and expansion with a significant capital commitment: Jones Lang LaSalle at Aon Center in Chicago, IL. If the costs associated with this lease were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases and total leases completed during the twelve months ended December 31, 2014 would be $2.12 and $4.47, respectively.

(4)
During 2012, we completed one large, long-term lease renewal with an above-average capital commitment with US Bancorp at US Bancorp Center in Minneapolis, MN. If the costs associated with this renewal were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases in 2012 would be $2.73.

(5)
In prior years, Piedmont opportunistically employed a value-add strategy for new property acquisitions. Piedmont defines value-add properties as those acquired with low occupancies at attractive bases with earnings growth and value appreciation potential achievable through leasing up such assets to stabilized occupancies. Because most of the value-add properties acquired by the Company had large vacancies, many of which had not previously been leased (first generation spaces), the leasing of those vacancies has negatively affected Piedmont’s contractual tenant improvements on a per square foot and a per square foot per year basis for new leases.

(6)
During 2015, we completed one large, 15-year lease with a significant capital commitment: United States of America (Corporation for National and Community Service) at One Independence Square in Washington, D.C. If the costs associated with this new lease were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for new leases and total leases completed during the six months ended June 30, 2015 would be $5.45 and $5.12, respectively.

Piedmont Office Realty Trust, Inc.
Geographic Diversification
As of June 30, 2015
($ and square footage in thousands)

Location	Number of Properties	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Leased Square Footage	Percent Leased (%)
Chicago	6	$135,481	22.8	4,832	23.1	3,929	81.3
Washington, D.C.	12	98,181	16.5	3,038	14.5	2,114	69.6
New York	5	78,324	13.2	2,167	10.3	2,124	98.0
Minneapolis	4	45,515	7.7	1,617	7.7	1,442	89.2
Dallas	9	45,060	7.6	1,798	8.6	1,748	97.2
Boston	8	42,430	7.1	1,476	7.0	1,476	100.0
Atlanta	7	33,592	5.7	1,447	6.9	1,331	92.0
Los Angeles	4	30,487	5.1	1,010	4.8	992	98.2
Detroit	3	17,954	3.0	817	3.9	743	90.9
Philadelphia	1	17,671	3.0	801	3.8	801	100.0
Houston	1	11,224	1.9	313	1.5	313	100.0
Central & South Florida	4	10,741	1.8	473	2.3	437	92.4
Nashville	2	10,547	1.8	513	2.5	513	100.0
Phoenix	2	6,870	1.2	299	1.4	299	100.0
Austin	1	6,503	1.1	195	0.9	195	100.0
Other	2	3,018	0.5	170	0.8	155	91.2
Total / Weighted Average	71	$593,598	100.0	20,966	100.0	18,612	88.8

Piedmont Office Realty Trust, Inc.
Geographic Diversification by Location Type
As of June 30, 2015
(square footage in thousands)

		CBD / URBAN INFILL				SUBURBAN				TOTAL
Location	State	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Chicago	IL	2	18.0	3,705	17.7	4	4.8	1,127	5.4	6	22.8	4,832	23.1
Washington, D.C.	DC, VA, MD	9	15.9	2,699	12.9	3	0.6	339	1.6	12	16.5	3,038	14.5
New York	NY, NJ	1	7.8	1,029	4.9	4	5.4	1,138	5.4	5	13.2	2,167	10.3
Minneapolis	MN	1	4.5	932	4.4	3	3.2	685	3.3	4	7.7	1,617	7.7
Dallas	TX	2	2.0	440	2.1	7	5.6	1,358	6.5	9	7.6	1,798	8.6
Boston	MA	2	2.1	173	0.8	6	5.0	1,303	6.2	8	7.1	1,476	7.0
Atlanta	GA	3	4.3	960	4.6	4	1.4	487	2.3	7	5.7	1,447	6.9
Los Angeles	CA	3	4.5	876	4.2	1	0.6	134	0.6	4	5.1	1,010	4.8
Detroit	MI	1	1.9	487	2.3	2	1.1	330	1.6	3	3.0	817	3.9
Philadelphia	PA	1	3.0	801	3.8	—	—	—	—	1	3.0	801	3.8
Houston	TX	—	—	—	—	1	1.9	313	1.5	1	1.9	313	1.5
Central & South Florida	FL	—	—	—	—	4	1.8	473	2.3	4	1.8	473	2.3
Nashville	TN	1	1.3	312	1.5	1	0.5	201	1.0	2	1.8	513	2.5
Phoenix	AZ	—	—	—	—	2	1.2	299	1.4	2	1.2	299	1.4
Austin	TX	—	—	—	—	1	1.1	195	0.9	1	1.1	195	0.9
Other		—	—	—	—	2	0.5	170	0.8	2	0.5	170	0.8
Total / Weighted Average		26	65.3	12,414	59.2	45	34.7	8,552	40.8	71	100.0	20,966	100.0

Piedmont Office Realty Trust, Inc.
Industry Diversification
As of June 30, 2015
($ and square footage in thousands)

				Percentage of
	Number of	Percentage of Total	Annualized Lease	Annualized Lease	Leased Square	Percentage of Leased
Industry	Tenants	Tenants (%)	Revenue	Revenue (%)	Footage	Square Footage (%)
Governmental Entity	5	0.9	$81,971	13.8	1,674	9.0
Business Services	89	16.0	62,430	10.5	2,241	12.0
Depository Institutions	20	3.6	47,838	8.1	1,651	8.9
Engineering, Accounting, Research, Management & Related Services	48	8.7	45,270	7.6	1,228	6.6
Nondepository Credit Institutions	18	3.2	40,943	6.9	1,385	7.4
Insurance Agents, Brokers & Services	18	3.2	40,287	6.8	1,337	7.2
Insurance Carriers	21	3.8	32,790	5.5	1,315	7.1
Security & Commodity Brokers, Dealers, Exchanges & Services	33	6.0	23,473	4.0	798	4.3
Communications	36	6.5	21,958	3.7	667	3.6
Real Estate	20	3.6	18,006	3.0	529	2.8
Educational Services	8	1.4	14,961	2.5	395	2.1
Automotive Repair, Services & Parking	6	1.1	13,857	2.3	54	0.3
Electronic & Other Electrical Equipment & Components, Except Computer	11	2.0	12,509	2.1	432	2.3
Food & Kindred Products	3	0.5	12,347	2.1	408	2.2
Legal Services	27	4.9	11,954	2.0	371	2.0
Other	192	34.6	113,004	19.1	4,127	22.2
Total	555	100.0	$593,598	100.0	18,612	100.0

Piedmont Office Realty Trust, Inc.
Property Investment Activity
As of June 30, 2015
($ and square footage in thousands)

Acquisitions Over Previous Eighteen Months

Property	Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price	Rentable Square Footage	Percent Leased at Acquisition (%)
5 Wall Street	Burlington, MA	6/27/2014	100	2008	$62,498	182	100
1155 Perimeter Center West	Atlanta, GA	8/28/2014	100	2000	80,750	377	100
TownPark Land	Lake Mary, FL	11/21/2014	100	N/A	7,700	N/A	N/A
Park Place on Turtle Creek	Dallas, TX	1/16/2015	100	1986	46,600	178	88
Two Pierce Place Land	Itasca, IL	6/2/2015	100	N/A	3,709	N/A	N/A

					$201,257	737	97

Dispositions Over Previous Eighteen Months

Property		Location	Disposition Date	Percent Ownership (%)	Year Built	Sale Price	Rentable Square Footage	Percent Leased at Disposition (%)
11107 Sunset Hills Road		Reston, VA	3/19/2014	100	1985	$20,000	101	100
11109 Sunset Hills Road		Reston, VA	3/19/2014	100	1984	2,600	41	—
1441 West Long Lake Road		Troy, MI	4/30/2014	100	1999	7,850	108	88
4685 Investment Drive		Troy, MI	4/30/2014	100	2000	11,500	77	100
2020 West 89th Street		Leawood, KS	5/19/2014	100	1992	5,800	68	90
Two Park Center	(1)	Hoffman Estates, IL	5/29/2014	72	1999	8,825	194	—
3900 Dallas Parkway		Plano, TX	1/30/2015	100	1999	26,167	120	100
5601 Headquarters Drive		Plano, TX	4/28/2015	100	2001	33,700	166	100
River Corporate Center		Tempe, AZ	4/29/2015	100	1998	24,600	133	100
Copper Ridge Center		Lyndhurst, NJ	5/1/2015	100	1989	50,620	268	87
						$191,662	1,276	81

Acquisitions Subsequent to Quarter End

Property	Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price	Rentable Square Footage	Percent Leased at Acquisition (%)
80 Central Street	Boxborough, MA	7/24/2015	100	1988	$13,500	150	93

Dispositions Subsequent to Quarter End

Property	Location	Disposition Date	Percent Ownership (%)	Year Built	Sale Price	Rentable Square Footage	Percent Leased at Disposition (%)
Eastpoint I & Eastpoint II	Mayfield Heights, OH	7/28/2015	100	2000	$18,500	170	91

(1)
The sale price and rentable square footage presented are gross figures and have not been adjusted for Piedmont's ownership percentage. Total Percent Leased at Disposition for dispositions completed during the previous eighteen months includes this property at Piedmont's pro rata share of ownership.

Piedmont Office Realty Trust, Inc.
Other Investments
As of June 30, 2015
($ and square footage in thousands)

Unconsolidated Joint Venture Properties

Property	Location	Percent Ownership (%)	Year Built	Piedmont Share of Real Estate Net Book Value	Real Estate Net Book Value	Rentable Square Footage	Percent Leased (%)
8560 Upland Drive	Parker, CO	72	2001	$7,043	$9,796	148.6	100
				$7,043	$9,796	148.6	100

Land Parcels

Property	Location	Adjacent Piedmont Property	Acres	Real Estate Book Value
Gavitello	Atlanta, GA	The Medici	2.0	$2,500
Glenridge Highlands Three	Atlanta, GA	Glenridge Highlands Two	3.0	1,725
State Highway 161	Irving, TX	Las Colinas Corporate Center II	4.5	3,320
Royal Lane	Irving, TX	6011, 6021 and 6031 Connection Drive	10.6	2,628
TownPark	Lake Mary, FL	400 TownPark	18.9	5,741
			39.0	$15,914

Development and Redevelopment

Property	Location	Adjacent Piedmont Property	Construction Type	Targeted Completion Date	Anticipated Stabilization Date	Percent Leased (%)	Square Feet	Current Asset Basis (Accrual)	Project Capital Expended (Cash)	Estimated Additional Capital Required (1) (Cash)
Enclave Place	Houston, TX	1430 Enclave Parkway	Development	Q3 2015	Q2 2017	N/A	300.9	$51,906	$46,322	$39 to $44 million
3100 Clarendon Boulevard (2)	Arlington, VA	Not Applicable	Redevelopment	Q3 2015 (3)	Q4 2016	10	261.8	78,225	25,094	$29 to $31 million
500 TownPark	Lake Mary, FL	400 TownPark	Development	Q1 2017	Q4 2017	80	135.0	2,180	45	$28 to $30 million
							697.7	$132,311	$71,461	$96 to $105 million

(1)	Amount includes anticipated development costs as well as estimated lease-up costs.
(2)
The Current Basis presented is that of the office portion of the property only. The retail portion of the property remains in service and retail tenants will remain in occupancy during the redevelopment.

(3)	The redevelopment of the office tower is complete; the retail portion of the redevelopment is anticipated to be completed during the third quarter of 2015.

Piedmont Office Realty Trust, Inc.
Supplemental Definitions

Included in this section are management's statements regarding certain non-GAAP financial measures provided in this supplemental report and reasons why management believes that these measures provide useful information to investors about the Company's financial condition and results of operations. Reconciliations of these non-GAAP measures are included beginning on page 41.

Adjusted Funds From Operations ("AFFO"): AFFO is calculated by deducting from Core FFO non-incremental capital expenditures and acquisition-related costs and adding back non-cash items including non-real estate depreciation, straight lined rents and fair value lease revenue, non-cash components of interest expense and compensation expense, and by making similar adjustments for unconsolidated partnerships and joint ventures. Although AFFO may not be comparable to that of other REITs, we believe it provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. AFFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of our liquidity.

Annualized Lease Revenue ("ALR"): ALR is calculated by multiplying (i) rental payments (defined as base rent plus operating expense reimbursements, if payable by the tenant on a monthly basis under the terms of a lease that has been executed, but excluding a) rental abatements and b) rental payments related to executed but not commenced leases for space that was covered by an existing lease), by (ii) 12. In instances in which contractual rents or operating expense reimbursements are collected on an annual, semi-annual, or quarterly basis, such amounts are multiplied by a factor of 1, 2, or 4, respectively, to calculate the annualized figure. For leases that have been executed but not commenced relating to un-leased space, ALR is calculated by multiplying (i) the monthly base rental payment (excluding abatements) plus any operating expense reimbursements for the initial month of the lease term, by (ii) 12. Unless stated otherwise, this measure excludes our unconsolidated joint venture interests.

Core EBITDA: Core EBITDA is defined as net income before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property, or other significant non-recurring items. We do not include impairment losses in this measure, because we feel these types of losses create volatility in our earnings and make it difficult to determine the earnings generated by our ongoing business. We believe Core EBITDA is a reasonable measure of our liquidity. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate Core EBITDA differently and our calculation should not be compared to that of other REITs.

Core Funds From Operations ("Core FFO"): We calculate Core FFO by starting with FFO, as defined by NAREIT, and adjusting for certain non-recurring items such as gains or losses on the extinguishment of swaps, acquisition-related costs and other significant non-recurring items. Such items create significant earnings volatility. We believe Core FFO provides a meaningful measure of our operating performance and more predictability regarding future earnings potential. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income; therefore, it should not be compared to other REITs' equivalent to Core FFO.

EBITDA: EBITDA is defined as net income before interest, taxes, depreciation and amortization. We believe EBITDA is an appropriate measure of our ability to incur and service debt. EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate EBITDA differently and our calculation should not be compared to that of other REITs.

Funds From Operations ("FFO"): FFO is calculated in accordance with the current National Association of Real Estate Investment Trusts ("NAREIT") definition. NAREIT currently defines FFO as net income (computed in accordance with GAAP), excluding gains or losses from sales of property, impairment losses, and gains or losses on consolidation, adding back depreciation and amortization on real estate assets, and after the same adjustments for unconsolidated partnerships and joint ventures. These adjustments can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO may provide valuable comparisons of operating performance between periods and with other REITs. FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income. We believe that FFO is a beneficial indicator of the performance of an equity REIT. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than we do; therefore, our computation of FFO may not be comparable to that of such other REITs.

Gross Assets: Gross assets is defined as total assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Gross Real Estate Assets: Gross real estate assets is defined as total real estate assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Incremental Capital Expenditures: Incremental Capital Expenditures are defined as capital expenditures of a non-recurring nature that incrementally enhance the underlying assets' income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives ("Leasing Costs") incurred to lease space that was vacant at acquisition, Leasing Costs for spaces vacant for greater than one year, Leasing Costs for spaces at newly acquired properties for which in-place leases expire shortly after acquisition, improvements associated with the expansion of a building and renovations that change the underlying classification of a building are included in this measure.

NOI from Unconsolidated Joint Ventures: NOI from Unconsolidated Joint Ventures is defined as Property NOI attributable to our interests in properties owned through unconsolidated partnerships. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. NOI from Unconsolidated Joint Ventures is a non-GAAP measure and therefore may not be comparable to similarly defined data provided by other REITs.

Non-Incremental Capital Expenditures: Non-Incremental Capital Expenditures are defined as capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets' income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure, in addition to other capital expenditures that qualify as Incremental Capital Expenditures, as defined above.

Property Net Operating Income ("Property NOI"): Property NOI is defined as real estate operating income with the add-back of corporate general and administrative expense, depreciation and amortization, and impairment losses and the deduction of net operating income associated with property management performed by Piedmont for other organizations. We may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are eliminated. The Company uses this measure to assess its operating results and believes it is important in assessing operating performance. Property NOI is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.

Same Store Net Operating Income ("Same Store NOI"): Same Store NOI is calculated as the Property NOI attributable to the properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store NOI excludes amounts attributable to unconsolidated joint venture assets. We may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are eliminated. We believe Same Store NOI is an important measure of comparison of our properties' operating performance from one period to another. Other REITs may calculate Same Store NOI differently and our calculation should not be compared to that of other REITs.

Same Store Properties: Same Store Properties is defined as properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store Properties excludes unconsolidated joint venture assets. We believe Same Store Properties is an important measure of comparison of our stabilized portfolio performance.

Piedmont Office Realty Trust, Inc.
Research Coverage

Equity Research Coverage

Paul E. Adornato, CFA	Barry Oxford	Jed Reagan	Anthony Paolone, CFA
BMO Capital Markets	D.A. Davidson & Company	Green Street Advisors	JP Morgan
3 Times Square, 26th Floor	260 Madison Avenue, 8th Floor	660 Newport Center Drive, Suite 800	383 Madison Avenue
New York, NY 10036	New York, NY 10016	Newport Beach, CA 92660	34th Floor
Phone: (212) 885-4170	Phone: (212) 240-9871	Phone: (949) 640-8780	New York, NY 10179
Phone: (212) 622-6682

Vance H. Edelson	Steve Manaker, CFA	David Rodgers, CFA	John W. Guinee, III
Morgan Stanley	Oppenheimer & Co.	Robert W. Baird & Co.	Erin Aslakson
1585 Broadway, 38th Floor	85 Broad Street	200 Public Square	Stifel, Nicolaus & Company
New York, NY 10036	New York, NY 10004	Suite 1650	One South Street
Phone: (212) 761-0078	Phone: (212) 667-5950	Cleveland, OH 44139	16th Floor
		Phone: (216) 737-7341	Baltimore, MD 21202
Phone: (443) 224-1307

Michael Lewis, CFA	Brendan Maiorana
SunTrust Robinson Humphrey	Wells Fargo
711 Fifth Avenue, 14th Floor	7 St. Paul Street
New York, NY 10022	MAC R1230-011
Phone: (212) 319-5659	Baltimore, MD 21202
Phone: (443) 263-6516

Fixed Income Research Coverage

Mark S. Streeter, CFA
JP Morgan
383 Madison Avenue
3rd Floor
New York, NY 10179
Phone: (212) 834-5086

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations, and Adjusted Funds From Operations Reconciliations
Unaudited (in thousands)

	Three Months Ended					Six Months Ended
	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	6/30/2015	6/30/2014

GAAP net income applicable to common stock	$29,976	$19,245	$12,514	$9,162	$12,279	$49,221	$21,672
Depreciation	35,935	36,097	35,365	35,286	34,119	72,032	67,846
Amortization	14,971	14,686	14,188	14,248	13,608	29,657	28,412
Impairment loss	5,354	—	—	—	—	5,354	—
Loss / (gain) on sale of properties	(26,611)	(10,073)	8	—	(2,275)	(36,684)	(2,169)
NAREIT funds from operations applicable to common stock	59,625	59,955	62,075	58,696	57,731	119,580	115,761
Adjustments:
Acquisition costs	3	144	21	110	363	147	429
Loss / (gain) on extinguishment of swaps	132	—	—	—	—	132	—
Net (recoveries) / loss from casualty events and litigation settlements	—	—	(2,478)	8	(1,480)	—	(4,522)
Core funds from operations applicable to common stock	59,760	60,099	59,618	58,814	56,614	119,859	111,668
Adjustments:
Deferred financing cost amortization	680	724	627	598	615	1,404	1,478
Amortization of note payable step-up	(121)	(121)	(120)	(120)	(6)	(242)	(6)
Amortization of discount on senior notes	49	48	47	47	47	97	81
Depreciation of non real estate assets	165	196	138	141	115	361	229
Straight-line effects of lease revenue	(3,745)	(4,510)	(5,171)	(6,780)	(7,758)	(8,255)	(17,170)
Stock-based and other non-cash compensation expense	1,692	725	929	1,139	1,271	2,417	1,907
Amortization of lease-related intangibles	(1,102)	(1,122)	(1,074)	(1,010)	(1,279)	(2,224)	(2,643)
Acquisition costs	(3)	(144)	(21)	(110)	(363)	(147)	(429)
Non-incremental capital expenditures	(11,641)	(10,287)	(13,768)	(30,890)	(26,151)	(21,928)	(39,972)
Adjusted funds from operations applicable to common stock	$45,734	$45,608	$41,205	$21,829	$23,105	$91,342	$55,143

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended					Six Months Ended
	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	6/30/2015	6/30/2014

Net income attributable to Piedmont	$29,976	$19,245	$12,514	$9,162	$12,279	$49,221	$21,672
Net income attributable to noncontrolling interest	4	4	3	4	4	8	8
Interest expense	18,172	19,016	18,854	18,654	18,012	37,188	36,938
Depreciation	36,100	36,292	35,503	35,427	34,234	72,393	68,075
Amortization	14,971	14,686	14,188	14,248	13,608	29,657	28,412
Acquisition costs	3	144	21	110	363	147	429
Impairment loss	5,354	—	—	—	—	5,354	—
Net (recoveries) / loss from casualty events and litigation settlements	—	—	(2,478)	8	(1,480)	—	(4,522)
Loss / (gain) on sale of properties	(26,611)	(10,073)	8	—	(2,275)	(36,684)	(2,169)
Core EBITDA	77,969	79,314	78,613	77,613	74,745	157,284	148,843
General & administrative expenses	8,102	6,416	6,313	5,808	7,159	14,518	11,742
Management fee revenue	(232)	(330)	(272)	(299)	(281)	(562)	(540)
Other (income) / expense	(599)	38	(15)	21	3	(562)	32
Straight-line effects of lease revenue	(3,745)	(4,510)	(5,171)	(6,780)	(7,758)	(8,255)	(17,170)
Amortization of lease-related intangibles	(1,102)	(1,122)	(1,074)	(1,010)	(1,279)	(2,224)	(2,643)
Property net operating income (cash basis)	80,393	79,806	78,394	75,353	72,589	160,199	140,264
Deduct net operating (income) / loss from:
Acquisitions	(2,842)	(2,665)	(2,314)	(1,387)	(55)	(5,507)	(55)
Dispositions	(562)	(2,137)	(2,459)	(2,563)	(3,230)	(2,700)	(6,718)
Other investments	(251)	(296)	(277)	(214)	89	(546)	472
Same store net operating income (cash basis)	$76,738	$74,708	$73,344	$71,189	$69,393	$151,446	$133,963

Piedmont Office Realty Trust, Inc.
Unconsolidated Joint Venture Net Operating Income Reconciliations
Pro rata and unaudited (in thousands)

	Three Months Ended					Six Months Ended
	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	6/30/2015	6/30/2014

Equity in income of unconsolidated joint ventures	$124	$159	$160	$89	$(333)	$283	$(599)

Interest expense	—	—	—	—	—	—	—

Depreciation	62	62	61	61	90	123	203

Amortization	16	16	16	13	8	32	17

Impairment loss	—	—	—	—	—	—	—

Loss / (gain) on sale of properties	—	—	—	—	169	—	169

Core EBITDA	202	237	237	163	(66)	438	(210)

General and administrative expenses	18	8	6	2	12	27	36

Other (income) / expense	—	—	—	—	—	—	—

Property net operating income (accrual basis)	220	245	243	165	(54)	465	(174)

Straight-line effects of lease revenue	(5)	(5)	(8)	(7)	(6)	(10)	(13)

Amortization of lease-related intangibles	—	—	—	—	—	—	—

Property net operating income (cash basis)	$215	$240	$235	$158	$(60)	$455	$(187)

Piedmont Office Realty Trust, Inc.
Discontinued Operations
Unaudited (in thousands)

	Three Months Ended					Six Months Ended
	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	6/30/2015	6/30/2014
Revenues:
Rental income	$—	$—	$—	$—	$191	$—	$1,365
Tenant reimbursements	(3)	—	(1)	12	2	(3)	114
Property management fee revenue	—	—	—	—	1	—	1
Other rental income	—	—	—	—	—	—	—
	(3)	—	(1)	12	194	(3)	1,480
Expenses:
Property operating costs	(1)	—	40	3	(323)	(1)	182
Depreciation	—	—	—	—	—	—	83
Amortization	—	—	—	—	—	—	223
General and administrative	1	—	1	(7)	3	1	6
	—	—	41	(4)	(320)	—	494
Other income / (expense):
Interest expense	—	—	—	—	—	—	—
Other income / (expense)	—	—	—	—	—	—	(6)
Net recoveries / (loss) from casualty events and litigation settlements	—	—	—	—	—	—	—
Net income attributable to noncontrolling interest	—	—	—	—	—	—	—
	—	—	—	—	—	—	(6)

Operating income, excluding impairment loss and gain / (loss) on sale	(3)	—	(42)	16	514	(3)	980

Impairment loss	—	—	—	—	—	—	—
Gain / (loss) on sale of properties	—	—	—	—	1,304	—	1,198

Income from discontinued operations	$(3)	$—	$(42)	$16	$1,818	$(3)	$2,178

Piedmont Office Realty Trust, Inc.
Property Detail
As of June 30, 2015
(in thousands)

Property	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (1)

Atlanta
11695 Johns Creek Parkway	Johns Creek	GA	100.0%	2001	101	92.1%	87.1%	87.1%
3750 Brookside Parkway	Alpharetta	GA	100.0%	2001	105	91.4%	91.4%	91.4%
Glenridge Highlands Two	Atlanta	GA	100.0%	2000	427	100.0%	90.6%	87.4%
Suwanee Gateway One	Suwanee	GA	100.0%	2008	143	42.0%	—%	—%
The Dupree	Atlanta	GA	100.0%	1997	138	100.0%	100.0%	91.3%
The Medici	Atlanta	GA	100.0%	2008	156	89.7%	86.5%	59.0%
1155 Perimeter Center West	Atlanta	GA	100.0%	2000	377	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					1,447	92.0%	84.4%	79.6%
Austin
Braker Pointe III	Austin	TX	100.0%	2001	195	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					195	100.0%	100.0%	100.0%
Boston
1200 Crown Colony Drive	Quincy	MA	100.0%	1990	235	100.0%	100.0%	100.0%
90 Central Street	Boxborough	MA	100.0%	2001	175	100.0%	89.7%	28.6%
1414 Massachusetts Avenue	Cambridge	MA	100.0%	1873	78	100.0%	100.0%	100.0%
One Brattle Square	Cambridge	MA	100.0%	1991	95	100.0%	100.0%	100.0%
225 Presidential Way	Woburn	MA	100.0%	2001	202	100.0%	100.0%	100.0%
235 Presidential Way	Woburn	MA	100.0%	2000	238	100.0%	100.0%	100.0%
5 & 15 Wayside Road	Burlington	MA	100.0%	1999 / 2001	271	100.0%	100.0%	100.0%
5 Wall Street	Burlington	MA	100.0%	2008	182	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					1,476	100.0%	98.8%	91.5%
Chicago
Windy Point I	Schaumburg	IL	100.0%	1999	187	81.3%	81.3%	81.3%
Windy Point II	Schaumburg	IL	100.0%	2001	301	100.0%	100.0%	83.1%
Aon Center	Chicago	IL	100.0%	1972	2,738	79.9%	78.7%	71.7%
Two Pierce Place	Itasca	IL	100.0%	1991	486	96.7%	88.5%	81.1%
2300 Cabot Drive	Lisle	IL	100.0%	1998	153	77.1%	77.1%	69.3%
500 West Monroe Street	Chicago	IL	100.0%	1991	967	72.5%	67.1%	58.7%
Metropolitan Area Subtotal / Weighted Average					4,832	81.3%	78.7%	71.1%
Cleveland
Eastpoint I	Mayfield Heights	OH	100.0%	2000	85	87.1%	70.6%	70.6%
Eastpoint II	Mayfield Heights	OH	100.0%	2000	85	95.3%	95.3%	95.3%
Metropolitan Area Subtotal / Weighted Average					170	91.2%	82.9%	82.9%

Property	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (1)

Dallas
6031 Connection Drive	Irving	TX	100.0%	1999	232	100.0%	100.0%	100.0%
6021 Connection Drive	Irving	TX	100.0%	2000	222	100.0%	100.0%	100.0%
6011 Connection Drive	Irving	TX	100.0%	1999	152	100.0%	100.0%	100.0%
Las Colinas Corporate Center I	Irving	TX	100.0%	1998	159	100.0%	99.4%	99.4%
Las Colinas Corporate Center II	Irving	TX	100.0%	1998	228	99.1%	99.1%	98.7%
6565 North MacArthur Boulevard	Irving	TX	100.0%	1998	260	98.5%	97.7%	94.2%
One Lincoln Park	Dallas	TX	100.0%	1999	262	91.6%	91.6%	84.0%
161 Corporate Center	Irving	TX	100.0%	1998	105	100.0%	100.0%	100.0%
Park Place on Turtle Creek	Dallas	TX	100.0%	1986	178	87.6%	87.6%	87.6%
Metropolitan Area Subtotal / Weighted Average					1,798	97.2%	97.1%	95.4%
Detroit
150 West Jefferson	Detroit	MI	100.0%	1989	487	84.8%	84.2%	75.2%
Auburn Hills Corporate Center	Auburn Hills	MI	100.0%	2001	120	100.0%	100.0%	100.0%
1075 West Entrance Drive	Auburn Hills	MI	100.0%	2001	210	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					817	90.9%	90.6%	85.2%
Central & South Florida
Sarasota Commerce Center II	Sarasota	FL	100.0%	1999	149	89.9%	89.9%	89.9%
5601 Hiatus Road	Tamarac	FL	100.0%	2001	100	100.0%	100.0%	100.0%
2001 NW 64th Street	Ft. Lauderdale	FL	100.0%	2001	48	100.0%	100.0%	100.0%
400 TownPark	Lake Mary	FL	100.0%	2008	176	88.1%	88.1%	83.5%
Metropolitan Area Subtotal / Weighted Average					473	92.4%	92.4%	90.7%
Houston
1430 Enclave Parkway	Houston	TX	100.0%	1994	313	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					313	100.0%	100.0%	100.0%
Los Angeles
800 North Brand Boulevard	Glendale	CA	100.0%	1990	527	99.2%	99.2%	98.7%
1055 East Colorado Boulevard	Pasadena	CA	100.0%	2001	176	98.9%	97.2%	91.5%
Fairway Center II	Brea	CA	100.0%	2002	134	100.0%	100.0%	100.0%
1901 Main Street	Irvine	CA	100.0%	2001	173	93.1%	93.1%	93.1%
Metropolitan Area Subtotal / Weighted Average					1,010	98.2%	97.9%	96.6%
Minneapolis
Crescent Ridge II	Minnetonka	MN	100.0%	2000	301	83.4%	81.7%	76.4%
US Bancorp Center	Minneapolis	MN	100.0%	2000	932	87.0%	86.2%	84.9%
One Meridian Crossings	Richfield	MN	100.0%	1997	195	100.0%	100.0%	100.0%
Two Meridian Crossings	Richfield	MN	100.0%	1998	189	97.9%	94.7%	94.7%
Metropolitan Area Subtotal / Weighted Average					1,617	89.2%	88.0%	86.3%

Property	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (1)

Nashville
2120 West End Avenue	Nashville	TN	100.0%	2000	312	100.0%	100.0%	100.0%
5301 Maryland Way	Brentwood	TN	100.0%	1989	201	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					513	100.0%	100.0%	100.0%
New York
2 Gatehall Drive	Parsippany	NJ	100.0%	1985	405	100.0%	100.0%	100.0%
200 Bridgewater Crossing	Bridgewater	NJ	100.0%	2002	309	93.9%	93.9%	91.9%
60 Broad Street	New York	NY	100.0%	1962	1,029	99.9%	94.3%	94.3%
600 Corporate Drive	Lebanon	NJ	100.0%	2005	125	100.0%	100.0%	100.0%
400 Bridgewater Crossing	Bridgewater	NJ	100.0%	2002	299	92.3%	92.3%	80.9%
Metropolitan Area Subtotal / Weighted Average					2,167	98.0%	95.3%	93.5%
Philadelphia
1901 Market Street	Philadelphia	PA	100.0%	1987	801	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					801	100.0%	100.0%	100.0%
Phoenix
Desert Canyon 300	Phoenix	AZ	100.0%	2001	149	100.0%	100.0%	100.0%
Chandler Forum	Chandler	AZ	100.0%	2003	150	100.0%	86.0%	86.0%
Metropolitan Area Subtotal / Weighted Average					299	100.0%	93.0%	93.0%
Washington, D.C.
1201 Eye Street	Washington	DC	49.5% (2)	2001	269	65.4%	65.4%	65.4%
1225 Eye Street	Washington	DC	49.5% (2)	1986	225	88.9%	77.8%	65.8%
400 Virginia Avenue	Washington	DC	100.0%	1985	224	80.8%	80.8%	80.8%
4250 North Fairfax Drive	Arlington	VA	100.0%	1998	306	46.7%	38.6%	30.7%
9211 Corporate Boulevard	Rockville	MD	100.0%	1989	115	27.8%	—%	—%
9221 Corporate Boulevard	Rockville	MD	100.0%	1989	115	100.0%	100.0%	100.0%
One Independence Square	Washington	DC	100.0%	1991	334	25.4%	—%	—%
9200 Corporate Boulevard	Rockville	MD	100.0%	1982	109	—%	—%	—%
Two Independence Square	Washington	DC	100.0%	1991	606	100.0%	100.0%	100.0%
Piedmont Pointe I	Bethesda	MD	100.0%	2007	186	68.8%	68.8%	68.8%
Piedmont Pointe II	Bethesda	MD	100.0%	2008	223	60.5%	59.2%	54.3%
Arlington Gateway (3)	Arlington	VA	100.0%	2005	326	96.0%	94.2%	92.0%
Metropolitan Area Subtotal / Weighted Average					3,038	69.6%	63.8%	61.5%

Grand Total					20,966	88.8%	86.1%	82.4%

(1)
Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportional adjustments for tenants receiving only partial rental abatements).

(2)	Although Piedmont owns 49.5% of the asset, it is entitled to 100% of the cash flows under the terms of the property ownership entity's joint venture agreement.
(3)
The property consists of approximately 334,000 square feet; however, due to the square footages referenced in several leases, the rentable square footage is currently 326,000 square feet. As the existing leases expire, the affected spaces will be re-leased to the correct square footages.

Piedmont Office Realty Trust, Inc.
Supplemental Operating & Financial Data
Risks, Uncertainties and Limitations

Certain statements contained in this supplemental package constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this supplemental package include our estimated Core FFO and Core FFO per diluted share for calendar year 2015, whether our disposition of assets will close and our anticipated use of net sales proceeds of Aon Center.

The following are some of the factors that could cause our actual results and expectations to differ materially from those described in our forward-looking statements: market and economic conditions remain challenging in some markets we operate in and the demand for office space, rental rates and property values may continue to lag the general economic recovery causing our business, results of operations, cash flows, financial condition and access to capital to be adversely affected or otherwise impact performance, including the potential recognition of impairment charges; the success of our real estate strategies and investment objectives, including our ability to identify and consummate suitable acquisitions; lease terminations or lease defaults, particularly by one of our large lead tenants; the impact of competition on our efforts to renew existing leases or re-let space on terms similar to existing leases; changes in the economies and other conditions of the office market in general and of the specific markets in which we operate, particularly in Chicago, Washington, D.C., and the New York metropolitan area; economic and regulatory changes, including accounting standards, that impact the real estate market generally; additional risks and costs associated with directly managing properties occupied by government tenants; adverse market and economic conditions may continue to adversely affect us and could cause us to recognize impairment charges or otherwise impact our performance; availability of financing and our lending banks' ability to honor existing line of credit commitments; costs of complying with governmental laws and regulations; uncertainties associated with environmental and other regulatory matters; potential changes in political environment and reduction in federal and/or state funding of our governmental tenants; we may be subject to litigation, which could have a material adverse effect on our financial condition; our ability to continue to qualify as a real estate investment trust under the Internal Revenue Code; and other factors detailed in our most recent Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplemental report. We cannot guarantee the accuracy of any such forward-looking statements contained in this supplemental report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.